Exhibit 10.2
Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made.

AMENDED AND RESTATED
CUSTOMER INSTALLMENT PROGRAM AGREEMENT
This Amended and Restated Customer Installment Program Agreement (“Agreement”) is entered into as of March 18 2024 (the “Effective Date”) by and between Shopify Inc., a Canadian corporation (“Shopify”), and Affirm, Inc., a Delaware corporation (“Affirm”). Shopify and Affirm may be referred to collectively as the “Parties” or individually as a “Party.”
WHEREAS, the Parties entered into that certain Customer Installment Program Agreement on July 16, 2020 (as amended, the “Previous Agreement”); and
WHEREAS, the Parties desire to amend and restate the Previous Agreement in its entirety pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby to the terms of this Agreement.
The Agreement is made up of the attached Terms and Conditions applicable to the Program and services as well as any schedules, addenda, and exhibits that are attached. The additional specifics of the Program and services to be provided under this Agreement are included in an exhibit, and the Parties may amend this Agreement though an additional exhibit, addendum or other amendment to this Agreement that is mutually agreed upon by the Parties.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives below.

Shopify Inc.	Affirm, Inc.
Signature:	Signature:
Name:	Name:
Title:	Title:
Date:	Date:
Notices. Notices required under this Agreement shall be delivered pursuant to Section 23 (Notice), and addressed as set forth below:

If to Shopify:	If to Affirm:
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Shopify 150 Elgin Street, 8th Floor Ottawa, ON K2P 1L4 Canada [***]	Affirm, Inc. 650 California Street, 12th Floor San Francisco, CA 94108 Attention: Chief Legal Officer [***]
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TERMS AND CONDITIONS
1.    Introduction. Affirm offers, administers and/or provides access to certain consumer/buyer installment financial products and services issued or originated in a manner that complies with Applicable Law. Affirm and Shopify are entering into this Agreement for Affirm to make the Financial Product available to Customers and Eligible Merchants. The purpose of this Agreement is to establish the framework and Program pursuant to which the Financial Product is developed, marketed and implemented for use on the Shopify Platform for the benefit of Shopify Merchants and their customers.
2.    Definitions. All capitalized terms used in this Agreement and not otherwise defined shall have the meaning as set forth below.
2.1    “Affiliates” means any entity that directly or indirectly controls, is controlled by or is under common control with a Party.
2.2    “Affirm Materials” means any content, information, materials and items provided or made accessible by Affirm pursuant to this Agreement, including the Affirm API, links, text, images, audio, video and other copyright works, and software, tools, technologies and other functional items.
2.3    “Affirm Pre-Existing IP” means Affirm’s concepts, data, designs, developments, documentation, drawings, hardware, improvements, information, inventions, processes, software, techniques, technology, tools, and any other Intellectual Property Rights, and any third-party licenses or other rights to use any of the foregoing, that are developed entirely independently by Affirm (or a third party, as applicable), at any time without any use of Shopify’s Confidential Information.
2.4    “Affirm’s Systems” means Affirm’s hardware, network, computing environment and/or systems.
2.5    “Applicable Law” means all federal, state, and local laws and regulations, directives and any other relevant authorities, guidance and requirements, including those of Regulatory Authorities or payment networks, applicable to the Parties’ performance under this Agreement or the Program, including, but not limited to, as may be applicable, compliance with the Gramm-Leach-Bliley Act (“GLBA”) (including privacy and safeguarding of Customer Information), fair lending and any other applicable consumer protection laws and regulations, and any amendments and regulations promulgated therefrom, privacy and data protection laws and regulations, Bank Secrecy Act (“BSA”)/anti-money laundering (“AML”), Office of Foreign Assets Control (“OFAC”), and applicable anti-bribery and anti-corruption laws including the Foreign Corrupt Practices Act.
2.6    “Application” means the action or document by which a Customer requests or applies for a Financial Product from Affirm in connection with the Program.
2.7    “Application Processing” means those services necessary, in connection with an Application, to originate and establish a Financial Product in accordance with Applicable Law and the terms of the Program and Program Outline. Such services shall include but are not to be limited to: application of Affirm’s underwriting standards to incoming Applications, OFAC screening, customer service, statement preparation and issuance, regulatory compliance, security and fraud control, and activity reporting.
2.8    “Confidential Information” of the Disclosing Party means all data and information, regardless of the form or media, relating to the Disclosing Party of which the Receiving Party becomes aware as a consequence of, or in relation to, the performance of its obligations or rights under this Agreement, which (i) is not generally known by the public, and (ii) is reasonably identified as confidential at the time of disclosure or which, under the circumstances surrounding disclosure, ought to be reasonably considered as confidential. Confidential Information includes (a) any information about Disclosing Party’s and its Affiliates’ (1) employees, (2) business plans, methods and practices, (3) marketing plans, method and practices, including data flows, product processes and security features, (4) financial information, (5) price lists and pricing policies, (6) contracts and contractual relations with customers, (7) customer names and lists, and (8) personally identifiable information (as defined under Applicable Law); (b) technical information and requirements, drawings, engineering data, performance specifications; (c) the existence and terms and conditions of this Agreement; and (d) confidential information of third parties. In addition to the above, Confidential Information of Shopify includes Merchant Information and Program Information. For the avoidance of doubt, GLBA NPI, as defined in Section 14.2, shall not include Customer Information or Confidential Information that Shopify has or collects for any purposes other than for an Eligible Merchant to participate in the Program or to make the Financial Product available to Customers.
2.9    “Conflict” means any dispute, controversy, or claim arising out of or relating to this Agreement, the Program Outline or the Warrant Agreement.
2.10    “Customer” or “Buyer” means any third party that applies for, accesses or receives a Financial Product from an Eligible Merchant pursuant to the Program
2.11    “Customer Information” means all information provided by a Customer, whether personally identifiable or in aggregate, that is submitted and/or obtained by or on behalf of Affirm or Shopify about a Customer or an Application (whether or not completed) for products or services offered pursuant to the Program, including demographic data, and transaction data. “Customer Information” does not include information about a Customer provided by a non-Customer third party to Affirm or Shopify, including but not limited to consumer reports about Customers provided by credit bureaus. For the avoidance of doubt, GLBA NPI shall not include Customer Information or Confidential Information that Shopify has or collects for any purposes other than for an Eligible Merchant to participate in the Program or to make the Financial Product available to Customers.
2.12    “Customer Losses” means any amounts or losses resulting from (i) Customer fraud; or (ii) Customer failure to make loan payments or meet any other obligation to Affirm in accordance with any applicable Customer Agreement, as defined in Section 5.2.
2.13    “Disclosing Party” means the Party providing Confidential Information to the other Party directly or indirectly (via one or more third parties acting on behalf of and at the direction of the Disclosing Party).
2.14    “Eligible Merchant” means any Merchant approved by Shopify and Affirm (in compliance with this Agreement) to participate in the Program and makes the Financial Product available to Customers.
2.15    “Excluded Customer” means any customer of Affirm who has obtained a product or service from Affirm outside of or unrelated to the Program.
2.16    “Excluded Customer Information” means all information, whether personally identifiable or in aggregate, obtained by Affirm about an Excluded Customer independently of the Program.

2.17    “Excluded Merchant” means any Merchant who, both prior to the applicable Program launch and independent of the Program, has obtained a product or service from Affirm and who Affirm has not migrated to the Program in accordance with the applicable Program Outline and Program Agreement.
2.18    “Excluded Merchant Information” means all information, whether personally identifiable or in aggregate, obtained by Affirm about an Excluded Merchant.
2.19    “Financial Product” means a consumer/buyer installments financial product or service offered by Affirm to Customers pursuant to or in connection with the Program and as further described in a Program Outline.
2.20    “Force Majeure Event” as used in this Agreement will mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors, such as (i) acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, (ii) unforeseeable pandemics or epidemics that are officially declared by the U.S. Centers for Disease Control or the World Health Organization, combined with labor force quarantines that are officially declared as such by an applicable governmental authority, as a result of such U.S. Centers for Disease Control or World Health Organization declaration, or (iii) any other event similar to those enumerated above and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. For the avoidance of doubt, the current COVID-19 pandemic is expressly carved out of this Force Majeure Event and neither party expresses a position whether it would meet the criteria set forth in subclause (ii) above.
2.21    “Intellectual Property Rights” means (i) inventions, improvements, patents (including all reissues, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof) and patent applications, (ii) trademarks, service marks, trade names and trade dress, together with the goodwill associated therewith, (iii) works of authorship and copyrights, including copyrights in computer software, databases and television programming and all rights related thereto, (iv) confidential and proprietary information, including trade secrets and know-how, (v) processes, methods, procedures and materials, (vi) data, databases and information, (vii) software, tools and machine-readable texts and files, (viii) literary work or other work of authorship, including documentation, reports, drawings, charts, graphics, and other written documentation, together with all copyrights and moral rights, (ix) all other intellectual property or proprietary rights, and (x) all registrations and applications for registration and other rights in or appurtenant to the foregoing items described in clauses (i) through (ix) above.
2.22    “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
2.23    “Materials” or “Program Materials” means, individually and collectively, Affirm Materials and/or Shopify Materials.
2.24    “Merchant” means any Shopify customer on the Shopify platform that is in the business of selling goods and/or services unless otherwise expressly excluded from this definition as mutually agreed by the Parties.
2.25    “Merchant Information” means any information or data obtained during the Term about Merchants specifically including, but not limited to, the following: the fact that someone is a Merchant; all lists of Merchants; and all information relating to and identified with such Merchants or its owners.

“Merchant Information” does not include (i) information about a Merchant provided by a non-Merchant third party to Affirm or Shopify, including but not limited to credit reports about Merchants provided by credit bureaus or a similar reporting agency; or (ii) Excluded Merchant Information.
2.26    [***] means [***] (i) [***]; (ii) [***]; or (iii) [***] set forth in the applicable Merchant Agreement, as defined in Section 5.2.
2.27    “Migrated Merchant” means any Eligible Merchant that has participated in an Affirm product prior to the date of the migration as described in the applicable Program Outline Agreement and has moved over to the Program in accordance with the applicable Program Outline.
2.28    “Non-Employee Personnel” means any person, whether legal or natural, who is not an employee of a Party, but who may act on behalf of, or otherwise represent, such Party.
2.29    “Person” means any natural or legal person, including any individual, corporation, partnership, limited liability company, trust or unincorporated association, or other entity.
2.30    “Personnel” means a Party’s employees, representatives, agents, subcontractors, consultants, third-party advisors, Non-Employee Personnel or any other persons, whether legal or natural, who may act on behalf of, or otherwise represent, a Party.
2.31    “Program” means the system of services under which Affirm shall make the Financial Product available to Eligible Merchants and Customers pursuant to the applicable Program Outline as set forth herein.
2.32    “Program Information” means any information and data related to the Program or any information or data provided by or on behalf of Shopify or its Eligible Merchants (including any Migrated Merchants) to Affirm in connection with the Program that is not considered to be Merchant Information or Customer Information; provided that “Program Information” shall not include (i) GLBA NPI, (ii) Affirm Confidential Information, (iii) Affirm Materials, (iv) Affirm Pre-Existing IP, (v) Intellectual Property Rights that Affirm or its Affiliates solely create, author, develop or otherwise acquire (as further described in Section 8.4), (vi) Intellectual Property Rights that the Parties jointly create, author or develop (as further described in Section 8.4), or (vii) information or data related to the Program that is not unique to the Program or that was created, authored or developed by Affirm for use outside of the Program (e.g., existing Affirm products that are similar to the Financial Product).
2.33    “Program Outline” means, collectively, the program outlines agreed to by the Parties outlining each component of the Programs attached hereto as Exhibits C-1, C-2, C-3 and any subsequent additions as the Parties may determine.
2.34    “Protected Information” means any one or more of the following categories of information or data: (i) Customer Information; (ii) Application data; (iii) any other information or data covered by Applicable Law, including applicable privacy laws; (iv) all information about a Party’s information security and its applied information security measures; and (v) any information designated as Protected Information under this Agreement.
2.35    “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party directly or indirectly (via one or more third parties acting on behalf of and at the direction of the Disclosing Party).

2.36    “Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over Affirm or Shopify.
2.37    “Sanctions Requirements” means the obligations and restrictions imposed by Applicable Laws, regulations, or governmental authorities regarding economic sanctions. Including but not limited to the processing, facilitation, and handling of financial transactions on the platform and adhering to reporting obligations, conducting due diligence on Customers and transactions, and implementing necessary measures to prevent unauthorized or prohibited payments involving sanctioned entities or jurisdictions.
2.38    “Security Breach” means any act or omission that materially compromises either the security, confidentiality or integrity of data or the physical, technical, administrative or organizational safeguards put in place by a Party or a third-party service provider that relate to the protection of the security, confidentiality or integrity of data relating to the Program. Without limiting the foregoing, a material compromise shall include any unauthorized access to, unauthorized disclosure of or unauthorized acquisition of nonpublic personal information or Customer Information, and, in the case of Affirm, Merchant Information.
2.39    “Security Complaint” means receipt of a credible complaint in relation to privacy and data security practices of the applicable Party or the applicable Party’s third-party service provider of a material breach or alleged material breach of this Agreement relating to such privacy and data security practices.
2.40    “Security Breach Costs” means (a) costs, expenses (including reasonable attorney and expert witness fees), damage awards, fines and penalties resulting from claims, investigations, litigation, arbitration and mediation arising from or related to a Security Breach; (b) Merchant Losses or Customer Losses arising from or related to such Security Breach; (c) costs and expenses of responding to the Security Breach (for example, the cost of notifying Customers, Regulatory Authorities and others affected directly by the Security Breach); and (d) costs and expenses of mitigation and remediation of the Security Breach, including the provision of monitoring service, credit protection service, credit fraud alert and/or similar services that the non-breached Party deems reasonably necessary to protect itself or its affected Customers in light of risks posed by the actual or potential Security Breach.
2.41    “Shopify Materials” means any content, information, materials and items provided or made accessible by Shopify pursuant to this Agreement, including the Shopify API, links, text, images, audio, video and other copyright works, and software, tools, technologies and other functional items.
2.42    “Shopify Pre-Existing IP” means Shopify’s concepts, data, designs, developments, documentation, drawings, hardware, improvements, information, inventions, processes, software, techniques, technology, tools, and any other Intellectual Property Rights, and any third-party licenses or other rights to use any of the foregoing, that are developed entirely independently by Shopify (or a third party, as applicable), at any time without any use of Affirm’s Confidential Information.
2.43    “Shopify’s Systems” means Shopify’s hardware, network, computing environment and/or systems.
2.44    “Specifications” means the criteria, requirements, applicable performance capabilities, characteristics, and other descriptions and standards for each Party’s services and deliverables set forth in this Agreement or the Program Outline.

2.45    “Strategic Operating Committee” means the Committee formed by the Parties as set forth in Section 7.2.
2.46    “Warrant Agreement” means warrant agreement attached hereto as Exhibit F.
2.47    “Treasury Regulations” means United States Treasury regulations issued under Internal Revenue Code.
3.    Scope of Arrangement.
3.1    This Agreement contains the sole and exclusive terms and conditions between the Parties with respect to the subject matter hereof. The Parties agree that this Agreement is not intended to create an exclusive relationship of any type between the Parties except where and to the extent specifically indicated herein.
3.2    For the purposes of this Agreement, the term “Affirm” is used in connection with any indemnity, obligation, representation, warranty, covenant or undertaking of Affirm, irrespective of whether such item is or must be supported or fulfilled in whole or part for Affirm or other third party financial institution with whom Affirm has contracted as determined by Affirm. For the avoidance of doubt and without limiting the generality of the foregoing, any failure by Affirm to include such third party financial institution in connection with its undertakings under this Agreement is Affirm’s obligation and it bears the sole risk for failure to do so. Shopify will look solely to Affirm to enforce the performance of the duties and obligations of any third party financial institution that has partnered with Affirm.
4.    Shopify Obligations.
4.1    Shopify shall, for the term of this Agreement, as directed by Affirm as the Customer underwriter and servicer of the Program(s), host the user experience/interface for Eligible Merchants and Customers (the “Platform”) and the customer portal through Shopify’s website and/or mobile application (the “SHOP App”). Shopify’s role will be limited to developing and maintaining the Platform and SHOP App and providing the Platform/SHOP App to its Eligible Merchants and Customers for Affirm to offer the Financial Product to Customers through the Platform and SHOP App and as otherwise stated in this Article 4. Shopify agrees to configure and maintain the Platform and SHOP App in a manner that will allow Affirm to perform its obligations in a legally compliant manner through the Platform and SHOP App, including without limitation, distribution of Customer Agreements and servicing of loans. Shopify shall enable Affirm to distribute, or shall distribute in accordance with requirements from Affirm, the Customer Agreements, disclosures, amendments and Customer communications referenced in Sections 5.2 and 5.4.
4.2    Shopify, at its sole expense, may from time-to-time market the Program and Financial Products to Merchants in accordance with this Agreement; such requirements may be modified if required to ensure continued compliance with Applicable Law or if required in writing by a Regulatory Authority. Shopify agrees to work in good faith with Affirm on all marketing-related activities and mutually agree where possible on marketing programs and practices. Shopify further agrees to work in good faith with Affirm to modify marketing materials if Affirm believes such modification is necessary or advisable to avoid reputational damage to Affirm or Shopify or to reduce risk to Affirm or Shopify.
4.3    Merchant underwriting and Know Your Customer (KYC) compliance reviews will be performed as set forth in the Program Outline.

4.4    Shopify shall execute (or cause to be executed, in the case of an agreement between an Eligible Merchant and Affirm) any and all necessary agreements with Eligible Merchants that will be participating in the Program. Shopify will collect evidence (i.e., name of Eligible Merchant and Eligible Merchant URL) of an Eligible Merchant’s acceptance of Affirm’s terms and conditions for Affirm’s record keeping and will promptly provide such evidence to Affirm upon activation of an Eligible Merchant account. Shopify will provide the timestamp of an Eligible Merchant’s termination of Affirm’s terms and conditions within one day of such termination or as otherwise mutually agreed by the Parties. Upon reasonable request, Shopify will provide the following data related to an Eligible Merchant’s agreement to Affirm’s terms and conditions: agreement version, and name and email of the authorized signatory. Shopify will monitor Eligible Merchants and use commercially reasonable efforts to ensure that Eligible Merchants are not engaged in prohibited businesses, as set forth in [***], or such other URL as Affirm may agree (the “Prohibited Business Policy”), which may be updated by Affirm from time to time in consultation with Shopify. The Parties will make good faith efforts to mutually agree upon controls to block or prohibit instances of Prohibited Business Policy violations. If Shopify becomes aware of a Merchant’s violation of Applicable Law or its violation of the Prohibited Business Policy, Shopify will [***] notify Affirm of any such violation as soon as practicable but no later than within [***]. Shopify will work in good faith with Affirm to come to a mutually agreeable arrangement regarding how to communicate and provide notification as needed regarding material violations of the Prohibited Business Policy as well as ensure that the necessary agreements with Eligible Merchants address any marketing restrictions required by Affirm based on Applicable Law.
4.5    Shopify agrees to work with Affirm in good faith to [***] as soon as commercially reasonable and as discussed and mutually agreed by the Parties, including any Program Outline.
4.6    Shopify shall provide Eligible Merchants all reasonably requested support and documentation related to the Program, subject to Section 5 (Affirm Obligations).
4.7    Shopify shall require Eligible Merchants to furnish to Shopify any information reasonably requested by Affirm or any information required to be provided by or to any applicable Regulatory Authority.
4.8    [***].
4.9    Unless otherwise prohibited by Applicable Law, Shopify will promptly forward to Affirm any complaints, including supporting documentation as necessary, received from a Customer or Eligible Merchant pertaining to: (a) Affirm’s performance; (b) claims or allegations about the Parties’ violations of Applicable Laws with respect to the Program; (c) material threats of lawsuits relating to the Program; or (d) the Financial Product (collectively, “Complaints”). Shopify shall maintain a record and log of all such Complaints and provide such log to Affirm on a monthly basis at its request.
4.10    The Parties agree to work with in good faith to make commercially reasonable efforts to:
4.10.1.    Develop and implement improvements to Program functionality to better serve both Merchants and Customers and to [***].
4.10.2.    Cooperate and prioritize changes to the Platform and SHOP App if such changes are deemed necessary (i) to prevent a violation of Applicable Law or to comply with a directive from a Regulatory Authority; (ii) to avoid a material risk to Affirm or the Program; or (iii) to avoid a material adverse impact to Customers or prospective Customers.

4.10.3.    Help respond and/or resolve any complaints related to the Program.
4.11    When permitted by Applicable Law, Shopify may, with Affirm’s support and in accordance with Affirm’s instructions, (a) provide post-purchase Customers with access to information about the Customer’s Financial Product; and (b) perform certain post-purchase functions (which may include, without limitation, account maintenance and sending push notifications to Customers) for Customers in connection with the Financial Product, as mutually agreed upon by [***] (the “Customer Engagement Functionality”). For the avoidance of doubt, Customer Engagement Functionality applies only to Customer post-purchase activity regarding the Financial Product on the SHOP App and not the SHOP App in its entirety.
4.11.1.    Affirm will provide Shopify with an API key and content, including disclosures (as applicable), for the sole purpose of enabling Shopify to provide and maintain the Customer Engagement Functionality during the Term. The API key(s) and any content provided by Affirm to Shopify in connection with the Customer Engagement Functionality are Affirm Materials and subject to, without limitation, Section 8.2.
4.11.2.    Each Party shall at all times comply with Applicable Law and requirements of Regulatory Authorities with respect to the Customer Engagement Functionality. In order for Affirm to fulfill its obligations as a servicer of the Financial Product, Shopify shall comply with all instructions and guidance from Affirm related to the Customer Engagement Functionality, as may be modified from time to time in Affirm’s sole discretion in order to comply with Applicable Law. Shopify shall design the Customer Engagement Functionality in consultation with Affirm, provided that Affirm shall have the final right of approval over the Customer Engagement Functionality design, functionality, features, and content. Shopify agrees to notify Affirm in writing in advance of any changes to the Customer Engagement Functionality and to consult with Affirm about such changes, provided that Affirm shall have the final right of approval over any such change. In addition, Affirm shall have the right to request reasonable reporting and a reasonable review of Shopify’s performance of the Customer Engagement Functionality, including any communications to Customers related to the Customer Engagement Functionality. Any deficiencies identified by Affirm shall be [***] addressed by Shopify. Affirm shall have the right to require that Shopify suspend the Customer Engagement Functionality with respect to the Program (with costs to be paid by Shopify) if Affirm determines, in good faith and based on the advice of counsel, that [***].
4.11.3.    Notwithstanding Exhibit B (Branding Standards) and in a manner mutually agreed by the Parties and approved by Affirm, each page related to servicing in the Customer Engagement Functionality where Shop Pay branding is present, and at a minimum on the first page related to servicing, shall display (i) Affirm Marks; and (ii) a hyperlink to an in- SHOP App browser to Affirm’s customer portal. Affirm shall display (i) Shopify Marks; and (ii) a hyperlink to the SHOP App in the loan detail section of Affirm’s customer portal for each Financial Product.
4.11.4.    In addition to the Customer Engagement Functionality on the SHOP App, all Customer Financial Product and account information will be viewable and accessible by the Customer on Affirm’s website and/or mobile application with certain functionality as mutually agreed by the Parties in writing. For avoidance of doubt, Affirm financial products that are unrelated to the Program will not be viewable or accessible in the SHOP App.
4.11.5.    Shopify agrees that it shall not send a push notification to a Customer who is delinquent in repayment of a Financial Product.

4.11.6.    Except to the extent Affirm directly causes the act or omission, Shopify shall be liable for its acts or omissions, and the acts or omissions of a third party acting on Shopify’s behalf, with respect to its obligations under this Section 4.11.
5.    Affirm Obligations.
5.1    Affirm, at its sole expense, shall be responsible for all Customer eligibility for the Program. Affirm shall be responsible for all Application Processing, for all Customer underwriting, accepting, and processing Applications in accordance with Applicable Law. Affirm’s Customer AML/CFT compliance program shall at all times comply with Applicable Law, including, but not limited to, Sanctions Requirements and identity verification requirements. Affirm is responsible for determining and modifying underwriting criteria in its sole discretion in compliance with Applicable Laws. Notwithstanding the foregoing, Affirm agrees in good faith where possible to notify Shopify in advance of any material changes to its underwriting criteria that could have the impact of reducing the number of Customers and to consult with Shopify about such changes.
5.2    Affirm, at its sole expense and in consultation with Shopify, shall: (i) develop all Customer agreements and disclosures governing or related to the Financial Product(s) as provided by Affirm to Shopify (“Customer Agreements”) and will notify Shopify of any material updates or modifications thereto that constitute a significant change to the rights, obligations or expectations of Affirm or the Customers that are parties therero; (ii) develop all Merchant agreements governing or related to the Financial Product (“Merchant Agreements”); and (iii) be responsible for ensuring Customer Agreements comply with Applicable Law. At Program Launch, the Parties shall distribute Customer Agreements and Merchant Agreements that are substantially similar to, and no less protective than, those referenced above. The terms and conditions of the Customer Agreements must set forth, at a minimum, the following terms: (a) the contracting party under each Customer Agreement; (b) the lender or provider of the Financial Product; and (c) all disclosures required by Applicable Law. All Customer Agreements shall be drafted in consultation with Shopify, provided that to the extent such Customer Agreement contains language required by Applicable Law or Regulatory Authority, such language shall not be subject to negotiation; and provided further that, Affirm shall have the final right of approval over any such Customer Agreements. The relationship with each Customer in connection with the Program shall be jointly owned by Affirm and Shopify. The Parties acknowledge and agree that the content of all Customer communications provided or developed by Affirm, as mutually agreed by the Parties in connection with the Program, including, without limitation, any statements or disclosures and Customer Agreement, to the extent unmodified by Shopify or a third party on Shopify’s behalf without Affirm’s express prior written consent, shall be the responsibility of Affirm, and shall include each Party’s Marks (use of Shopify’s Marks shall be subject to Shopify’s approval). For the avoidance of doubt, Affirm shall be responsible for ensuring all Program Materials and Customer communications provided or developed by Affirm, to the extent unmodified by Shopify or a third party on Shopify’s behalf without Affirm’s express prior written consent, including, without limitation, any statements or disclosures and Customer Agreements, comply with Applicable Law and any policies and procedures required by Regulatory Authority. The channel and means of distributing Customer Agreements shall be via email, on Shopify’s Platform, through Shopify’s SHOP App, or as otherwise required pursuant to Applicable Law; provided that, if Shopify fails to distribute Customer Agreements, Affirm shall have a right to do so using any means available under Applicable Law.
5.3    Affirm, at its sole expense (but subject to each applicable Program Outline), shall provide for fund settlement from Customers, collection of payments due from Customers, processing of any Customer transaction related to the Financial Product or contemplated by the Customer Agreement, and distribution of funds to or from a Customer in connection with a Financial Product, in each case, as outlined in the applicable Program Outline. Affirm acknowledges and agrees that it is responsible for Customer Losses.
5.4    Except as stated in this Agreement and to the extent certain functionality is provided in the SHOP App (in which case Shopify shall be responsible for such functionality and communications provided to Customers by Shopify at Affirm’s direction), Affirm shall be responsible for all customer service and communications that it provides to Customers, as agreed by the Parties, including in connection with any Customer-related complaints, questions or requests it receives. Affirm shall develop, in consultation with Shopify, standardized communications to Customers for servicing of the Financial Product (which may include, for example, push notifications sent by Shopify on behalf of Affirm); provided that to the extent such communications contain language required by Applicable Law, such language shall not be subject to negotiation; and provided further that Affirm shall have the final right of approval over any such communications. Affirm shall develop and maintain an internet website or portal that performs customer service functions, such as taking payments and account maintenance, for Customers in connection with the Financial Product, to be branded with the marks of Affirm and Shopify. Affirm will provide Shopify with its complaint policy and procedure documents (the “Complaint Policy”). Affirm agrees to notify Shopify of any material updates to such Complaint Policy. The Complaint Policy will include provisions for tracking and reporting Customers’ complaints from initial contact to resolution, regardless of the recipient of the complaint (i.e., complaint received by Affirm or by Shopify). Affirm shall promptly (within [***] business days) notify Shopify when Affirm receives a written or verbal Customer complaint that is directed or referred to any state attorney general, Regulatory Authority, or governmental figure (including a state or federal legislator) relating to the Program and that specifically refers to the actions or inactions of Shopify. Shopify shall promptly (within [***] business days) notify Affirm when Shopify receives a written or verbal Customer complaint that is directed or referred to any state attorney general, Regulatory Authority, or governmental figure (including a state or federal legislator) relating to the Program and that refers to the actions or inactions of Affirm or the Customer Engagement Functionality. Each Party shall maintain a record and log of all such Customer-related complaints, questions, or requests and, unless otherwise prohibited by Applicable Law and provide such log to the other Party on a monthly basis at its request.
5.5    Affirm shall have the right to terminate or suspend any Eligible Merchant’s participation in the Program in accordance with terms of the applicable Merchant Agreement, including, but not limited to, the right to terminate or suspend such Eligible Merchant in connection with elevated fraud or loss activity; provided that Affirm shall use commercially reasonable efforts to provide Shopify with at least [***] notice of such termination or suspension, so that Shopify can communicate directly with the Merchant. Any such termination or suspension shall be effectuated by Shopify promptly in accordance with the SLAs set forth in this Agreement.
6.    Service Level Agreement (SLA) Standards.
6.1    Each Party shall provide all services contemplated by this Agreement with promptness and diligence and in a professional and workmanlike manner (unless some other time frame or manner is set forth herein, in which case such other time frame or manner shall apply). As applicable, each Party shall provide services contemplated by this Agreement in accordance with the service levels set forth in Exhibit D (Service Level Agreement (SLA) Standards) (each, an “SLA”). Affirm and Shopify shall periodically review and measure overall performance against the SLAs to ensure consistency with the goals and objectives of this Agreement, and the Parties shall reasonably cooperate to update such SLAs as necessary.

6.2    If any services are not provided in accordance with the SLAs (each instance, a “Failed SLA”), for each Failed SLA: (i) the failing Party shall promptly investigate and report to the non-failing Party on the causes of the problem; (ii) the failing Party shall provide a root-cause analysis of such failure as soon as practicable after such failure or non-failing Party’s request; (iii) the Parties shall undertake the mutual support obligations set forth in the SLAs for the Program Outline initiate remedial action to correct the Failed SLA and resume meeting the relevant SLA(s) as soon as practicable but, in the event of a P0 or P1 incident, within [***] business days of the date of the occurrence of the Failed SLA; and (iv) advise the non-failing party, as and to the extent requested, of the status of remedial efforts being undertaken with respect to such problem and, within [***] business days, provide the non-failing party reasonable evidence that the causes of such problem will be corrected on a permanent basis (such steps, an “SLA Corrective Action Plan”), using commercially reasonable efforts; provided, that any SLAs related to Customer operations as set forth in Sections 10-13 of Exhibit D will be delivered at the end of following month when such Failed SLA occurred unless otherwise agreed to by the Parties. A Party’s failure to provide services in accordance with its SLAs shall not be deemed a Failed SLA if such Party’s failure resulted from (a) a breach of the other Party’s obligations under this Agreement or (b) the inability to prepare adequate resources to meet its SLAs because of materially inaccurate reports or forecasts provided by the other Party.
6.3    For any given month in which a Party suffers any Failed SLA, such month shall be considered to be a “Failed Month.” If there are [***] consecutive Failed Months or [***] Failed Months during any [***] period, the non-failing party may, at its option, either terminate the specific subject service(s) or terminate this Agreement in its entirety by giving written notice of termination to the failing party, in which case the date of termination shall be as set forth in such notice. With respect to API Latency (as defined in Section 1(z) of Exhibit D), if Shopify determines there is a Failed SLA, Shopify will provide Affirm with an SLA Report detailing the Failed SLA.
6.4    Each Party shall implement measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report such Party’s performance of the services against the applicable SLAs and shall provide the other Party with monthly reports detailing service standards performance unless the Parties agree to otherwise (each, an “SLA Report”). Each Party shall also provide the other Party with information for purposes of audit verification.
6.5    Each Party may schedule planned outages of its services upon not less than [***] business days’ prior written notice to the other Party, and during such planned outage, the affected services shall be exempt from being deemed a Failed SLA for purposes of the calculations for the time period of the outage identified by the first Party in the prior written notification to the other Party. In no event shall such planned outages occur except between the hours of [***] (Pacific Standard Time or such other time set forth herein). Each Party shall use commercially reasonable efforts to minimize any adverse impact to the Program and the Customers as a result of any such planned outages.
7.    Relationship Management.
7.1    Relationship Manager. Each Party will designate a “Relationship Manager” to act on its behalf in matters arising under this Agreement; provided, however, that the Relationship Managers may not alter or amend any term, condition or provision of this Agreement. Either Party may change its Relationship Manager at any time by providing the other Party with written notice. Each Party reserves the right to request to change its Relationship Manager if the Party determines in good faith that the current Relationship Manager is not working effectively with one another or such Relationship Manager is otherwise detrimental to the Program. Each Party shall reasonably consider all such requests based on the facts and circumstances and make reasonable efforts to comply with any request to change.
7.2    Committees.
7.2.1.    Establishment of Strategic Operating Committee. The Parties will establish an operating committee (“Strategic Operating Committee”) to oversee and review all aspects of the Program.
7.2.2.    Composition of Strategic Operating Committee. The Strategic Operating Committee will consist of persons with sufficient enterprise responsibility and knowledge of a business unit integral to the performance or supervision of the Program, as applicable, within each Party (e.g., engineering, relationship management, product). The Parties envision the Strategic Operating Committee to be comprised of approximately 6 members, half of whom will be nominated by Shopify (each, a “Shopify Designee”) and half of whom will be nominated by Affirm (each, an “Affirm Designee” and collectively with the Shopify Designees, “Designees”). Each Party may change its Designees upon informing the other Party. Each Designee will have one vote to approve Strategic Operating Committee actions requiring a vote; however, if the Parties have an unequal number of Designees, then each Party will be deemed to have a total of one vote.
7.2.3.    Certain Functions of the Committee. The Strategic Operating Committee will:
7.2.3.1.    evaluate proposed new and existing services, products, functionality and additional features in accordance with the terms of this Agreement, including Section 36 (Exclusivity; Additional Products, Services, Geographies);
7.2.3.2.    evaluate, discuss and resolve operational aspects of any ongoing compliance issues, including any operational changes required by changes in Applicable Law;
7.2.3.3.    review actual and projected performance by the Parties;
7.2.3.4.    propose and evaluate any operational implementation of material changes to any Program Outline, and any material changes to pricing or fees in any applicable Program Outline;
7.2.3.5.    evaluate and respond to any notice of breach given by a Party with respect to the Agreement;
7.2.3.6.    evaluate and respond to any request for additional reporting, access to data or changes in current reporting or access requirements or practices;
7.2.3.7.    review and approve any project collaboration, marketing or promotional activities;
7.2.3.8.    review fraud metrics and fraud prevention measures with the goal of continuing to mitigate fraud;
7.2.3.9.    evaluate Financial Product charge-offs and defaults with the goal of minimizing such losses;

7.2.3.10.    evaluate Customer repeat-purchase rates and average Merchant Fees (as defined in the applicable Program Outline) across the Merchant Base, with the goal of improving both metrics;
7.2.3.11.    discuss the Product Construct and make any adjustments to the First Product as mutually agreed and evidenced by an amendment to the applicable Program Outline;
7.2.3.12.    carry out all other tasks the Parties agree in writing will be done by the Strategic Operating Committee;
7.2.3.13.    review and measure overall performance against the applicable SLAs to ensure consistency with the goals and objectives of this Agreement, and reasonably cooperate to update such applicable SLAs as necessary;
7.2.3.14.    review Shopify rolling 12-month forecast (provided to Affirm on a quarterly basis) and discuss whether any Affirm SLA failures were directly caused by material misstatements, omissions or errors in the 12-month forecast;
7.2.3.15.    meet regularly, but no less often than quarterly, in a manner or at a place mutually agreed by the Parties;
7.2.3.16.    resolve any Conflict, including with respect to the amount and payment of Fees for Services, in accordance with Section 9 (Conflict Resolution); and
7.2.3.17.    submit all unresolved disputes and matters for expedited resolution to the Escalation Executives as provided for in Section 9.2 (Escalation Executives).
7.2.4.    Effect of Actions. All actions taken or approved by the Strategic Operating Committee will be set forth in writing and binding on the Parties and their Affiliates, as applicable; provided that the Strategic Operating Committee may not take any action or approve any matter that would conflict with or otherwise expand the obligations or curtail the rights set forth in this Agreement.
7.2.5.    Additional Committees and Personnel. The Parties may create from time to time other committees and for other purposes as they deem appropriate or include other persons, in addition to the Designees, with relevant subject matter or other expertise, to attend Strategic Operating Committee meetings.
7.3    Annual Executive Meeting. The Parties will organize an executive meeting to be held on an annual basis between “VP-level” executives from each respective corporate organization to ensure continued strategic alignment, assess progress against common goals, discuss any issues identified by the Strategic Operating Committee as appropriate for their discussion, and explore further collaboration.
7.4    Independent Contractors.
7.4.1.    Affirm and Shopify agree that they are independent contractors to each other in performing their respective obligations hereunder. This Agreement will not be construed as creating a relationship of employment, agency, partnership, joint venture or any other form of legal association. Neither Party has any power to bind the other Party or to assume or to create any obligation or responsibility on behalf of the other Party or in the other Party’s name.

7.4.2.    Each Party’s Personnel are not eligible for, nor may they participate in, any employee benefit plans of the other Party, and the non-employing Party will not insure the employing Party for workers’ compensation coverage or for unemployment insurance. Each Party is solely responsible for, and agrees to comply with all federal and state laws and regulations with respect to: (i) hire, tenure, and conditions of employment; (ii) hours of work, salaries and compensation (including unemployment compensation); (iii) deductions and withholdings; (iv) payment of any and all contributions, taxes and assessments, with respect to all Party Personnel who provide services hereunder; and (v) the keeping of records and making of reports.
8.    Intellectual Property Rights.
8.1    Shopify Materials. To the extent that Shopify provides any Shopify Materials to Affirm pursuant to this Agreement, the following shall apply:
8.1.1.    License. Shopify hereby grants to Affirm a limited, non-exclusive, non-transferable, non-sublicensable and revocable license to the Shopify Materials during the Term, solely as necessary for Affirm fulfill its obligations under this Agreement and for no other purpose.
8.1.2.    Ownership. Subject to Section 8.4 hereof, the Shopify Materials are owned by Shopify and licensed to Affirm and not sold to Affirm. Shopify owns and reserves all right, title and interest in and to the Shopify Materials and all Intellectual Property Rights therein.
8.1.3.    Risk of Loss. To the extent that Shopify provides any Shopify Materials to Affirm for the performance of its obligations under this Agreement, Affirm will: (i) take all reasonable precautions to protect such property against loss, damage, theft or disappearance; (ii) take no actions that affect Shopify’s title or interest; (iii) abide by specifications and use instructions; (iv) not give access to any third party without Shopify’s prior written consent; and (v) not reverse engineer, decompile, disassemble, modify, create derivative works of or otherwise create, attempt to create or derive, or permit or assist any third party to create or derive, the source code underlying the Shopify Materials.
8.2    Affirm Materials. To the extent that Affirm provides any Affirm Materials to Shopify pursuant to this Agreement, the following shall apply:
8.2.1.    License. Affirm hereby grants to Shopify a limited, non-exclusive, non-transferable, non-sublicensable and revocable license to the Affirm Materials during the Term, solely as necessary for Shopify to fulfill its obligations under this Agreement and for no other purpose.
8.2.2.    Ownership. Subject to Section 8.4 hereof, the Affirm Materials are owned by Affirm and licensed to Shopify and not sold to Shopify. Affirm owns and reserves all right, title and interest in and to the Affirm Materials and all Intellectual Property Rights therein.
8.2.3.    Risk of Loss. To the extent that Affirm provides any Affirm Materials to Shopify for the performance of its obligations under this Agreement, Shopify will: (i) take all reasonable precautions to protect such property against loss, damage, theft or disappearance; (ii) take no actions that affect Affirm’s title or interest; (iii) abide by specifications and use instructions; (iv) not give access to any third party without Affirm’s prior written consent; and (v) not reverse engineer, decompile, disassemble, modify, create derivative works of or otherwise create, attempt to create or derive, or permit or assist any third party to create or derive, the source code underlying the Affirm Materials.

8.3    Pre-Existing Intellectual Property Rights. Notwithstanding anything else contained in this Agreement, Affirm shall retain ownership of Affirm Pre-Existing IP, and Shopify shall retain ownership of Shopify Pre-Existing IP; provided, however, Affirm grants to Shopify a limited, non-exclusive, non-transferable, non-sublicensable and revocable license, during the Term and through the end of the Orderly Transition as set forth in Section 11.7, to the Affirm Pre-Existing IP that the Parties mutually agree is to be included in or otherwise used in connection with a Program.
8.4    Developed Intellectual Property Rights.
8.4.1.    Each Party will exclusively own and retain ownership of all right, title, and interest in and to all Intellectual Property Rights that such Party or its Affiliates solely creates, authors, develops, or otherwise acquires pursuant to or in furtherance of this Agreement, and no Intellectual Property Rights of any kind are assigned by one Party to either Party pursuant to this Agreement. Except as expressly provided in Section 8.4.2, the Parties will jointly own, without a duty of accounting, all Intellectual Property Rights that are jointly created, authored, or developed by the Parties pursuant to or in furtherance of this Agreement that does not constitute Affirm Pre-Existing IP or Shopify Pre-Existing IP, provided, however, that neither Party shall have the right to license, transfer, assign or grant rights to such jointly owned Intellectual Property Rights to a third party without the prior written consent of the other Party. The Parties agree to cooperate in good faith to identify and document any jointly owned Intellectual Property Rights. For the avoidance of doubt, the Affirm API and all related documentation and specifications are and will be deemed to be exclusively owned by Affirm, and the Shopify API and all related documentation and specifications are and will be deemed to be exclusively owned by Shopify. Notwithstanding this Section 8.4.1, any new software, other than software constituting Affirm Pre-Existing IP, that is jointly created, authored or developed by the Parties pursuant to or in furtherance of this Agreement that is developed on top of Affirm’s API, including but not limited to the Customer interface, shall belong to Shopify; provided that the concept of the embedded user portal shall be jointly owned by both Parties. For the avoidance of doubt, any Intellectual Property Rights that are created, authored or developed by Affirm and relate to Affirm backend systems or that are a modification, enhancement, or derivative work of the Affirm API, shall be solely and exclusively owned by Affirm.
8.4.2.    Upon termination of this Agreement, the Parties shall cooperate in good faith to identify, as set forth in Section 8.4.1 above, and document any jointly owned Intellectual Property Rights. Affirm shall not prevent Shopify from using any such jointly developed Intellectual Property Rights or prevent, hinder or in any manner prevent Shopify from entering into agreements to provide and market the same or similar services as provided hereunder. It is understood that following termination, (a) each Party shall continue to jointly own and have the right to use the jointly owned Intellectual Property Rights as of the date of termination in accordance with Section 8.4.1, and (b) neither Party shall have any rights in or ownership of any intellectual property related to any derivatives, enhancements or improvements to such Intellectual Property developed by the other Party following the termination of this Agreement. For the avoidance of doubt, the Financial Product name and its branding on the Shopify platform and SHOP App/SHOP Portal, excluding any Affirm trademarks, belongs to Shopify; provided, that Shopify acknowledges that Affirm may have similarly named financial products that are not part of the Program and nothing herein shall restrict Affirm from using such financial product name or branding which shall belong to Affirm.
8.5    Reservation of Intellectual Property Rights. Nothing in this Agreement shall be construed as granting either Party a license to use in any way the Intellectual Property Rights of the other Party, except as provided in this Agreement. Neither Party shall take any action that interferes with the other Party’s Intellectual Property Rights or attempt to copyright or patent any part of the other Party’s

Intellectual Property Rights or attempt to register any trademark, service mark or trade name that is identical or confusingly similar to the other Party’s Marks.
8.6    Feedback. Each Party may, from time to time, provide the other Party with suggestions or comments for enhancements or improvements, new features or functionality or other feedback (collectively, “Feedback”) with respect to the Materials of the other Party or the Program. The Party receiving such Feedback will have the full, unencumbered right, without any obligation to compensate or reimburse the providing Party, to use, incorporate and otherwise fully exercise and exploit any such Feedback in connection with the receiving Party’s Materials, products, and services. Feedback shall not be deemed to be the Confidential Information of either Party.

9.    Conflict Resolution
9.1    Good-Faith Negotiation. The Parties shall cooperate and attempt in good faith to resolve any Conflict promptly by negotiating between persons who have authority to settle the Conflict. Subject to Section 9.3 (Preliminary, Provisional, Injunctive Judicial Relief), if Parties are unable to resolve the Conflict, the Party raising the Conflict shall provide written notice thereof to the other Party (the “Initial Notice”), and within [***] days of the delivery of the Initial Notice, the Conflict shall be submitted to the Strategic Operating Committee to negotiate a resolution of the Conflict. The negotiations shall be conducted by executives who hold, at a minimum, the title of senior vice president or general counsel and who have authority to settle the Conflicts. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Parties are unable for any reason to resolve the Conflict within [***] days after the delivery of such notice or if a Party reasonably concludes that the other Party is not willing to negotiate as contemplated by the preceding sentences of this Section 9.1 (Good-Faith Negotiation), the Conflict shall be submitted to both Escalation Executives.
9.2    Escalation Executives. Each Party will each appoint [***] full-time employee who is a senior executive, or his/her designee, with enterprise-wide responsibility within his or her organization (“Escalation Executive”) to review and resolve all matters on which the Strategic Operating Committee is deadlocked and any Conflicts otherwise referred to him or her by the Strategic Operating Committee. Each Party may change its Escalation Executive upon informing the other Party. The Escalation Executives will meet at least annually and will make a good faith effort to promptly (and in any event within [***] days of the dispute being referred to the Escalation Executives) resolve all Conflicts referred to them. The Escalation Executives decisions will be binding on the Parties. If the Escalation Executives do not agree to a resolution of a Conflict within the [***] period following the referral of such Conflict to the Escalation Executives, the Parties may initiate legal proceedings as applicable.
9.3    Preliminary, Provisional, Injunctive Judicial Relief. Notwithstanding the foregoing, a Party may seek preliminary provisional or injunctive judicial relief with respect to a Conflict without first complying with the procedures set forth in this Section 9 (Conflict Resolution) if permitted under Section 13.6 (Remedies) or as otherwise necessary to prevent immediate and irreparable harm to a Party for which money damages might not constitute an adequate remedy.
10.    Compensation, Expenses and Taxes.
10.1    Compensation. All fees not expressly set forth in this Agreement must be expressly and mutually agreed to in the applicable Program Outline. Except as expressly set forth in this Agreement, Shopify will have no other payment obligations for fees to Affirm.

10.2    Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for its costs and expenses incurred in performance of its obligations under this Agreement. Unless otherwise stated in any Program Outline, Shopify shall be responsible for advertising and other expenses associated with the marketing of the Program to Merchants and the Customer Engagement Functionality. Unless otherwise stated in any Program Outline, Affirm shall be responsible for its own costs and overhead generated from its review, assessment and development of the Program, and costs associated with or required to establish and maintain the Financial Product.
10.3    Taxes.
10.3.1.     [***]
10.3.2.     [***]
10.3.3.    [***]Shopify hereby represents that:(i) it is a tax resident of Canada under Article 4 of the CONVENTION BETWEEN THE UNITED STATES OF AMERICA AND CANADA WITH RESPECT TO TAXES ON INCOME AND ON CAPITAL (“Canada-US Tax Treaty”), (ii) it does not have a permanent establishment in the United States as defined under the Canada-US Tax Treaty, (iii) it qualifies for any and all benefits available under the Canada-US Tax Treaty, and (iv) will provide Affirm with a valid applicable IRS Form W-8BEN-E.
10.3.4.     [***]
10.3.5.     [***]
10.3.6.     [***]
11.    Term and Termination.
11.1    Term. The term of this Agreement begins on the Effective Date and will remain in effect for an initial term ending on June 8, 2025 (“Initial Term”), unless otherwise terminated as permitted herein. After the Initial Term, this Agreement shall automatically renew for successive 1-year periods (each, a “Renewal Term”) unless a Party provides the other Party with written notice of its election to terminate this Agreement at least 180 days prior to the expiration of the Initial Term or the then-current Renewal Term as applicable. The Initial Term together with all Renewal Terms and any wind-down or transition period shall be collectively referred to herein as the “Term.” Any Program Outline(s) still in effect will terminate on the date that termination of the Agreement takes effect, subject in each case to Affirm’s obligations in Section 11.6 (Orderly Transition).
11.2    Termination for Cause; Notification of Significant Events.
11.2.1.    In addition to any other termination rights set forth in the Agreement (including those set out in Sections 6.3 and Section 26 (Force Majeure)) or any applicable Program Outline, either Party (“Terminating Party”) may terminate this Agreement or any Program Outline immediately upon notice to the other Party (“Non-Terminating Party”) (subject to the cure periods and notices noted below, if any) if:
11.2.1.1.    Non-Terminating Party breaches any material provision relating to its security or confidentiality obligations of this Agreement;

11.2.1.2.    Non-Terminating Party materially breaches any provision of this Agreement and the breach is capable of cure but Non-Terminating Party fails to cure such breach within [***] days following written notice to Non-Terminating Party from Terminating Party specifying in reasonable detail the nature of the claimed breach;
11.2.1.3.    Non-Terminating Party materially breaches the Agreement in a manner that cannot be remedied;
11.2.1.4.    Shopify has the right to terminate the Agreement if, (i) there is a change of control in which [***] or their affiliates acquire a majority interest of the voting power or voting capital or other equity interest of Affirm sufficient to exercise control over Affirm that occurs without the prior, express written consent of Shopify; or (ii) Max Levchin is no longer an executive officer of Affirm or the chairman of the Board of Directors of Affirm for more than 90 days (collectively, a “Change of Control”);
11.2.1.5.    Non-Terminating Party generally fails to pay its debts as they become due, admits in writing its inability to pay its debts generally, makes a general assignment for the benefit of creditors or any proceedings or filing of any petition seeking relief under Title 11 of the United States Code or if any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law is instituted by or against Non-Terminating Party or Non-Terminating Party takes any corporate action to authorize any of the actions set forth in this subsection; provided that this termination right shall only apply to an involuntary petition or proceeding under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law if such involuntary petition or proceeding is not dismissed within [***] days;
11.2.1.6.    A court of competent jurisdiction (or other administrative body or Regulatory Authority empowered to issue such orders) issues a final order or judgment holding that this Agreement or the services and deliverables offered hereunder are in violation of or are prohibited by Applicable Law;
11.2.1.7.    There is any obligation placed on Terminating Party by a Regulatory Authority or any other third party after the Effective Date that the Terminating Party determines, in its sole and reasonable discretion, would materially diminish the economic value of the Program or this Agreement to the Terminating Party, make performance infeasible, or otherwise have a material and adverse effect on the Terminating Party;
11.2.1.8.    With immediate effect, if so required by a Regulatory Authority or Applicable Law, or Non-Terminating Party is issued a warning or any other form of reprimand by a Regulatory Authority, and if the Regulatory Authority permits a cure, Non-Terminating Party then fails to remedy or cure such situation within 90 days or the cure period designated by Applicable Law or Regulatory Authority, whichever is earlier, following written notice to Non-Terminating Party specifying in reasonable detail the nature of the cause. In the event the non-Terminating Party does not comply with such requirement, the non-Terminating Party shall be responsible for all Losses to the Terminating Party arising from or related to such non-compliance; or
11.2.1.9.    Upon [***] days’ prior written notice to the Non-Terminating Party if the Financial Product is not made available to all merchants on the Shopify Platform in the United States as mutually determined by the Parties within [***] after the Program Effective Date, and such failure was caused by the action or inaction of the Non-Terminating Party.

11.3    Termination for Convenience. Either Party may immediately terminate this Agreement after the first year of the Initial Term for convenience by providing [***] prior written notice to the other Party.
11.4    Shopify Notification of Significant Events. Shopify shall notify Affirm in writing [***] of any material adverse catastrophic events that adversely affect Shopify’s performance of its obligations under this Agreement or of regulatory enforcement actions or investigations that will or reasonably could adversely affect its performance of its obligations under this Agreement. Unless prohibited by law, Shopify shall also notify Affirm [***] of any communications from a Regulatory Authority, other bona fide third party with regulatory or other legitimate authority over Shopify, or nationally-recognized industry groups (such as the Better Business Bureau) [***].
11.5    Affirm Notification of Significant Events. Affirm shall notify Shopify in writing:
11.5.1.    as soon as possible and with, at a minimum, at least [***] notice before making significant changes to its services necessary to satisfy its obligations under this Agreement, or implementing new or revised policies, processes and information technology that materially affects services necessary to satisfy its obligations under this Agreement; provided that Affirm shall provide notice as soon as possible in conjunction with making significant changes where [***] notice is not feasible, such as objectively reasonable significant changes necessary to prevent fraud or to ensure data security. In addition, Affirm shall notify Shopify of any management or key Personnel changes or other business activities that could affect materially the services necessary to satisfy its obligations under this Agreement following the implementation of such Personnel change or other business activity;
11.5.2.    as soon as possible (as permitted under Applicable Law or applicable agreements) prior to a Change of Control; and
11.5.3.    [***] (as permitted under Applicable Law) of any Affirm significant financial distress, material adverse catastrophic events affecting Affirm and significant incidents, including: service or Affirm’s Systems interruptions, material compliance lapses, regulatory enforcement actions or investigations that will or reasonably could adversely affect its performance of its obligations under this Agreement. For avoidance of doubt, Affirm is not required to share any information that Affirm determines may constitute NPI.
11.6    Effect of Termination. In the event either Party terminates this Agreement for any reason whatsoever, then each Party will destroy, as requested by the Disclosing Party, all Confidential Information of the other Party, except to the extent (i) this Agreement requires or permits the express retention of the Confidential Information; (ii) in accordance with the Receiving Party’s record retention policy; (iii) such Confidential Information is retained in automated backups provided that the Receiving Party does not access such Confidential Information; or (iv) as otherwise required by Applicable Law and in which case, such Confidential Information will remain subject to the confidentiality provisions of this Agreement until such time that such obligations expire and the applicable Party certifies the destruction of such Confidential Information in accordance with this Section 11.5 (Effect of Termination) and Section 13 (Confidential Information).
11.7    Orderly Transition.
11.7.1.    In the event of the termination or expiration of the Program or the termination of this Agreement, for any reason, the Parties will cooperate to transition or wind down such Program in accordance with Applicable Law pursuant to this Section 11.6 (Orderly Transition). Each Party acknowledges that the goals of any transition or wind-down are to benefit the Customers by minimizing any possible burdens or confusion and to protect and enhance the names and reputations of the Parties, each of whom have invested their names and reputations in the Program. Unless otherwise required by Applicable Law or any Regulatory Authority, upon the expiration or termination of this Agreement for any reason, the Parties agree to cooperate in good faith to transition or wind down the Program in a commercially reasonable way as soon as reasonably possible but, in any event for at least [***], to provide for a smooth and orderly transition or wind-down. Such cooperation will include continued provision of customer service to all outstanding Customers in accordance with the terms of this Agreement until the expiration, termination or assignment of the Customer Agreement and shall include Affirm transferring any and all Customer Information, Merchant Information and Program Information in its possession to Shopify unless prevented from doing so under Applicable Law.
11.7.2.    Transition. Shopify shall have the right to cause any terminated or expired Program and all associated Customer accounts, Customer Information, Merchant Information and Program Information to be transferred by or on behalf of Affirm to Shopify at its sole cost. Shopify shall notify Affirm upon any termination or expiration of this Agreement whether it intends to transfer the Program and all associated Customer Information, Merchant Information and Program Information to Shopify, and Affirm shall cause such transfer in accordance with the terms set forth herein. No later than [***] after exercising its option hereunder, Shopify will provide to Affirm in writing a proposed transition plan detailing a proposed timeline that shall designate a schedule of dates as of which the Program will be transferred. The Parties shall meet promptly thereafter to review such proposed plan and to determine a mutually acceptable transition plan (a “Transition Plan”), such Transition Plan not to exceed [***] to complete. The Transition Plan shall include a detailed outline of the Parties’ intentions in connection with the transfer of the Program and Customer accounts, including timeframes for continuation of the Program during the period of transition, and target dates for transition milestones, such as development of the transition procedures for the transfer of the Program and any other information reasonably requested by a Party. In the event that Shopify elects to transition the Program pursuant to a Transition Plan, Affirm shall use commercially reasonable efforts to: (i) take all commercially reasonable actions and execute such other documents as necessary to transfer the Program; and (ii) transfer all Customer Information, Merchant Information and Program Information in its possession to Shopify, subject to Applicable Law and any required third-party (e.g., customer) consents, which Affirm shall in good faith attempt to obtain. For the avoidance of doubt, if Affirm is party to an agreement with a Merchant or Customer for whom the Program Information, Merchant Information or Customer Information relates and such agreement explicitly permits retention of such Program Information, Merchant Information or Customer Information, Affirm may retain a copy of such Program Information, Merchant Information or Customer Information, subject to all of the restrictions on use set forth in this Agreement. Also for the avoidance of doubt, nothing in this Section 11.7.2 requires Affirm to license or transfer Affirm Pre-Existing IP or Affirm Confidential Information to any successor provider or Shopify. Shopify shall be responsible for all costs associated with its election to transition the Program.
11.7.3.    Wind down. In the event that Shopify provides written notice of its intention to wind down the Program or in the event that Shopify does not exercise its option for transition as provided for under Section 11.7.2 (Transition) above, the Parties will cooperate to provide a smooth and orderly wind-down of the Program involved. Such wind-down shall include the following:
11.7.3.1.    Affirm or Shopify, as applicable, will provide to the other Party in writing a proposed wind-down plan detailing a proposed timeline that shall designate a schedule of dates as of which the Program will be wound down and an allocation of associated cost among the Parties. The Parties shall meet promptly thereafter to review such proposed plan and to determine a mutually acceptable wind-down plan (a “Wind-Down Plan”); provided, however, that if the Parties fail to reach mutual agreement on a wind-down plan within [***] of either Party’s written notice of its intention to wind down the Program, the Parties shall select as promptly as practicable thereafter an independent third party to establish a wind-down plan that is appropriate for the affected Program and that is, to the extent practicable, in which case such wind-down plan so established by such independent third party shall constitute the “Wind-Down Plan” hereunder as to the Program and shall be deemed to be approved by the Parties, and the Parties shall comply with the terms thereof.
11.7.3.2.    Unless otherwise contemplated by the Wind-Down Plan, the Parties shall continue to be bound by and perform and comply with the terms of this Agreement and perform all of their obligations hereunder during the wind-down period (regardless of whether the Term has expired or been terminated) until such time as all Financial Products expire or are canceled pursuant to and consistent with the Customer Agreements or, to the extent permitted by Applicable Law, until such earlier time as mutually agreed upon by the Parties. For the avoidance of doubt, Shopify shall continue to provide Affirm with all information necessary for Affirm to continue to service the Financial Product and Affirm shall retain the ability to service such Financial Product using communication methods determined by Affirm in good faith consultation with Shopify.
11.7.4.    During any wind-down or transition period, Affirm agrees to continue to provide customer service to the affected Customers in accordance with the terms of this Agreement. Also during such period, the Parties shall mutually agree whether to offer the Program to new Customers, such Customers to then be considered “affected Customers” as noted above. Except as required by Applicable Law (including applicable securities laws and the rules promulgated thereunder), in no event will any Party make any public statement or customer communication regarding the termination or wind-down of this Agreement or the Program without the express prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) Affirm agrees that Shopify may communicate the termination or expiration of this Agreement with any party with which Shopify has contracted to provide any marketing or other service in support of the Program; and (ii) Shopify agrees that Affirm may communicate the termination or expiration of this Agreement with any party with which Affirm has contracted to provide services in support of the Program.
11.8    Survival. Those provisions of this Agreement that, by their nature, are intended to survive the termination or expiration of this Agreement, will remain in full force and effect following the termination or expiration of this Agreement, which may include (but are not limited to): Definitions (Section 2), Independent Contractors (Section 7.4), Pre-Existing Intellectual Property Rights (Section 8.3), Developed Intellectual Property Rights (Section 8.4), and Reservation of Intellectual Property Rights (Section 8.5), Compensation, Expenses, Taxes (Section 10), Term and Termination (Section 11), Representations, Warranties and Covenants (Section 12), Confidential Information (Section 13), Customer Information, Merchant Information and Program Information (Section 14), Affirm Data Security (Section 15), Shopify Data Security (Section 16), Indemnification (Section 17), Exclusion of Damages and Limitation of Liability (Section 18), Claims Made Coverage (Section 20.6), Notices (Section 23), Sections 27 to 35 (inclusive), Warrant Agreement (Section 39) and Entire Agreement (Section 40).
11.9    Mandated Changes to Services. If (a) either Party has been advised in writing by objective, outside legal counsel, with both expertise and experience regarding the Program that are the subject of this Agreement, of a change in Applicable Law or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a material adverse effect on the Program, the rights or obligations of such Party under this Agreement or the financial condition of such Party; (b) either Party receives a lawful written request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or materially restricts such Party from carrying out its obligations under this Agreement; (c) either Party has been advised by legal counsel (as described above) in a written legal opinion that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Law in any material respect; (d) any Regulatory Authority will have determined and notified either Party that the arrangement between the Parties contemplated by this Agreement constitutes an unsafe or unsound banking practice or is in violation of Applicable Law; or (e) a Regulatory Authority has commenced a formal action against a Party that the other Party, in its reasonable judgment, determines threatens such Party’s ability to perform its obligations under this Agreement in any material respect, then, in each case, the Parties will meet and consider in good faith any modifications, changes or additions to the Program or this Agreement that may be necessary to eliminate such result. Notwithstanding any other provision of this Agreement, if the Parties, after using best efforts, are unable to reach agreement regarding modifications, changes or additions to the Program or this Agreement within [***] after the Parties initially meet, either Party may terminate this Agreement upon [***] prior written notice to the other Party and without payment of a termination fee or other penalty. A Party will be able to suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, if (i) any event described in clauses (b), (c), or (d) of this Section occurs and (ii) such Party reasonably determines that continued performance hereunder may result in a fine, penalty or other sanction being imposed by the applicable Regulatory Authority, or in material civil liability, unless with regards to civil liability, the other Party agrees to indemnify the Party. For the avoidance of doubt, nothing in this Section will obligate a Party to disclose, share or discuss any information to the extent prohibited by Applicable Law or a Regulatory Authority.
12.    Representations, Warranties and Covenants.
12.1    Affirm Representations, Warranties and Covenants. Affirm represents, warrants and covenants to Shopify that:
12.1.1.    Entering into and carrying out of the terms and conditions of this Agreement will not violate or constitute a breach of any obligation binding Affirm;
12.1.2.    Affirm is duly organized, validly existing and in good standing under the laws of the state of jurisdiction of its formation and has full corporate power and authority to carry on its business as currently conducted;
12.1.3.    When executed and delivered by Affirm, this Agreement will constitute the legal, valid and binding obligation of Affirm, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Applicable Laws of general application relating to or affecting creditors’ rights and general principles of equity;
12.1.4.    Affirm has obtained and is in compliance with all licenses, permits, memberships, consents and authorizations required to perform all its obligations under this Agreement and other agreements that must be executed to effect the services provided by Affirm as expressly set forth herein, and which shall be maintained at all times during the term of this Agreement; provided that, in the event a Regulatory Authority requires Affirm to obtain an additional lending, brokering or servicing license, permit or authorization to provide a Financial Product solely because of Shopify’s activities, Affirm shall not be considered to be in violation of this Section 12.1.4;
12.1.5.    To Affirm’s knowledge, any Intellectual Property Rights it may provide to Shopify do not violate the Intellectual Property Rights of any third party;
12.1.6.    There is no pending, nor to the knowledge of Affirm, threatened, suit, action, arbitration or other proceedings of a legal, administrative or regulatory nature, or any governmental investigation, against it or any of its affiliates or any officer, director or employee that has not been previously disclosed in writing and that would materially or adversely affect its financial condition or its ability to perform services under or in connection with this Agreement;
12.1.7.    Affirm shall at all times comply with and conduct its activities in connection with this Agreement in accordance with Applicable Law;
12.1.8.    The Program shall comply in all material respects with Applicable Law unless Shopify’s acts or omissions prevent Affirm from making the Program, or causes the Program to not, comply with Applicable Law;
12.1.9.    Affirm shall perform all obligations hereunder in a timely, skillful, professional and workman-like manner by qualified personnel exercising care, skill and diligence consistent with good practices in the financial services industry, and will devote adequate resources to meet its obligations hereunder, in accordance with the terms and conditions of this Agreement;
12.1.10.     Affirm has established and is maintaining (i) a Security Program which is sufficient to satisfy the requirements of Section 15 (Affirm Data Security) hereof and (ii) disaster recovery, business resumption and contingency plans appropriate for the nature and scope of the activities of and the obligations to be performed by Affirm hereunder that are sufficient to satisfy the requirements of Section 19 (Disaster Recovery and Business Continuity) hereof; that will enable Affirm to continue to comply with such requirements during the Term and any wind-down or transfer period. Affirm has, within [***], tested such Security Program, has determined it is sufficient and will enable Affirm to continue to comply with the requirements herein during the Term and any wind-down period;
12.1.11.     Affirm has implemented and will maintain an enterprise governance, third-party risk management, and a compliance program that includes legal and regulatory training requirements related to its services contemplated under this Agreement; and
12.1.12.     Affirm’s services and deliverables, including Affirm Materials, will be free from all viruses, worms, Trojan horses, and malicious code.
12.2    Shopify Representations, Warranties and Covenants. Shopify represents, warrants, and covenants to Affirm that:
12.2.1.    Entering into and carrying out of the terms and conditions of this Agreement will not violate or constitute a breach of any obligation binding Shopify;
12.2.2.    Shopify is duly organized, validly existing and in good standing under the laws of the state of jurisdiction of its formation and has full corporate power and authority to carry on its business as currently conducted;

12.2.3.    Shopify has obtained and is in compliance with all licenses, permits, memberships, consents and authorizations required to perform all its obligations under this Agreement;
12.2.4.    To Shopify’s knowledge, any Intellectual Property Rights it may provide to Affirm do not violate the Intellectual Property Rights of any third party; and
12.2.5.    When executed and delivered by Shopify, this Agreement will constitute the legal, valid and binding obligation of Shopify, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Applicable Laws of general application relating to or affecting creditors’ rights and general principles of equity.
12.2.6.    There is no pending, nor to the knowledge of Shopify, threatened, suit, action, arbitration or other proceedings of a legal, administrative or regulatory nature, or any governmental investigation, against it or any of its affiliates or any officer, director or employee that has not been previously disclosed in writing and that would materially or adversely affect its ability to perform its obligations under or in connection with this Agreement;
12.2.7.    Shopify shall at all times comply with and conduct its activities in connection with this Agreement in accordance with Applicable Law;
12.2.8.    Shopify shall perform all obligations hereunder in a timely, skillful, professional and workman-like manner by qualified personnel exercising care, skill and diligence consistent with good practices in the financial services industry, and will devote adequate resources to meet its obligations hereunder, in accordance with the terms and conditions of this Agreement;
12.2.9.    Shopify has (i) a Security Program appropriate for the nature and scope of its obligations hereunder (including any transition or wind-down period); (ii) disaster recovery, business resumption and contingency plans appropriate for the nature and scope of its obligations hereunder (including any transition or wind-down period) or as required in a Program outline; and (iii) adequate insurance coverage for the nature and scope of its obligations hereunder (including any transition or wind-down period); and
12.2.10.    Shopify’s services and deliverables, including Shopify Materials, to the extent applicable or as required for the Program, will be free from all viruses, worms, Trojan horses, and malicious code.
12.2.11.    Shopify shall use good faith efforts to render, provide and distribute Customer communications in accordance with Affirm’s reasonable instructions including but not limited to: (i) the Customer Agreement; (ii) any disclosures required by Applicable Law; (iii) any amendments to the Customer Agreement or disclosures, including amendments; (iv) any amendments to the Customer Agreement or disclosures that are required by Applicable Law or Regulatory Authority and (v) any other information provided by Affirm that is to be rendered, provided or distributed by Shopify, as agreed upon between the Parties.
13.    Confidential Information.
13.1    Obligations for Confidential Information. Each Party shall hold the Confidential Information of the other Party in confidence and the Receiving Party will disclose such information only to its Personnel who reasonably require access to such Confidential Information. Disclosing Party will be liable for all damages arising out of such third parties’ disclosure of Confidential Information. A Receiving Party may use the Confidential Information only as necessary for Receiving Party’s performance under or pursuant to rights granted in this Agreement and for no other purpose. A Receiving Party shall protect or be required to protect, in the case of Receiving Parties that are third parties so authorized to receive Confidential Information pursuant to this Agreement, the Disclosing Party’s Confidential Information using at least the same degree of care it uses to protect its own Confidential Information, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure or duplication (except as required for backup systems or to carry out the purpose of the Agreement) of such Confidential Information.
13.2    Compelled Disclosure. If a court or governmental agency having proper jurisdiction over the Parties requires a Receiving Party to disclose any Confidential Information, then Receiving Party will promptly provide the Disclosing Party notice of such requirement (to the extent permissible under Applicable Law) to enable the Disclosing Party to seek an appropriate protective order.
13.3    Authorized Disclosure. A Receiving Party may disclose the Disclosing Party’s Confidential Information with the written authorization of the Disclosing Party.
13.4    Exclusions. Subject to the last sentence of this Section 13.4 (Exclusions), the term “Confidential Information” excludes any portion of such information that a Receiving Party can establish by clear and convincing evidence to have been: (i) publicly known without breach of this Agreement; (ii) known by the Receiving Party prior to its receipt from the Disclosing Party; (iii) received in good faith from a third-party source that to Receiving Party’s reasonable knowledge rightfully disclosed such information without an obligation of confidentiality; or (iv) developed independently by Receiving Party without use or reference to the Disclosing Party’s Confidential Information.
13.5    Filings. Neither Party shall file the Agreement (including any addendum, schedule, supplement or attachment), or any future amendment or supplement hereto, with the U.S. Securities and Exchange Commission (the “SEC”) or with the Canadian securities regulators unless such filing is required under Item 601 of Regulation S-K or Applicable Law. In the event that a Party determines that the Agreement (or amendment or supplement) must be filed with the SEC under Regulation S-K or with the Canadian securities regulators under applicable law, it shall take all actions necessary to obtain confidential treatment to the extent possible for the Agreement and all exhibits, addenda, schedules, supplements and attachments (including all pricing attachments).
13.6    Remedies. If Receiving Party or its representatives or agents breach the obligations set forth in this Section 13 (Confidential Information), then irreparable injury may result to the Disclosing Party or third parties entrusting Confidential Information to the Disclosing Party. Therefore, the Disclosing Party’s remedies at law may be inadequate and the Disclosing Party will be entitled to seek an injunction to restrain any continuing breach. Notwithstanding any limitation on Receiving Party’s liability, the Disclosing Party will further be entitled to any other rights and remedies that it may have at law or in equity.
14.    Customer Information, Merchant Information and Program Information.
14.1    General. The purpose of this Section 14 is to ensure that this Agreement conforms to Applicable Law, including but not limited to GLBA, and otherwise sets forth the Parties’ agreement with respect to the use, ownership rights, and disclosure of Customer Information, Merchant Information, and

Program Information. All use and disclosure of Customer Information, Merchant Information, and Program Information under this Agreement shall be subject to the provisions of this Section 14.
14.2    Ownership and Use of Customer Information. As between the Parties, the Customer Information shall be [***], except for that portion of Customer Information deemed to be [***]in accordance with [***]. Excluded Customer Information and GLBA NPI shall be [***]. Subject to Section 14.4, [***] agrees that, during and after the Term, it shall not use, nor permit any Personnel to use, any Customer Information or GLBA NPI other than [***]; provided that the limitations set forth in this Agreement (including with respect to Customer Information) shall [***]. In addition to [***] obligations with respect to Customer Information in the preceding sentence, each Party may only use the Customer Information in accordance with Applicable Law, its agreements with the Customer or Merchant (as the case may be), and its privacy policy. Each Party may only use GLBA NPI in accordance with Applicable Law, its agreements with the Customer or Merchant (as applicable), and Affirm’s privacy policy. Upon the termination or expiration of this Agreement and any applicable wind-down or transition period, or at any time upon [***]. Any GLBA NPI separately maintained in an electronic format shall be returned to [***] in an industry standard and secure format or, at the option of [***], as is possible, deleted and removed from all computers, electronic databases and other media. Compliance by [***] with this Section shall be certified in writing by an appropriate officer of [***] within [***] of the end of the Term or the wind-down period or transition, whichever is later, which certification shall include a statement that no GLBA NPI has been retained. In the event that [***], [***] shall use commercially reasonable efforts to [***]in accordance with that Section and subject to Applicable Laws. Neither Party will change its agreements with the Customer or Merchant or its privacy policy in an effort to expand its data use rights as between the Parties beyond what is currently contemplated by this Agreement and the Program, or to evade the obligations set forth in this Section 14 (Customer Information, Merchant Information and Program Information). Neither Party may sell personally identifiable Customer Information and neither Party may use or grant rights to Customer Information to any third party for marketing and solicitation purposes.
14.3    Ownership and Use of [***]. As between the Parties, all [***] and all [***]shall be owned exclusively by [***] unless otherwise expressly stated herein in this Section 14. [***] shall be owned by [***]; provided that [***] shall [***] to the extent [***] independently possesses or obtains [***] from [***]. Subject to Section 14.4 (Exceptions and Additional Obligations), [***] agrees that, during Term, it shall not use, nor permit any [***] or [***] other than as necessary [***]. [***] shall have all rights and interest with respect to the sharing, use and disclosure of [***] during the Term and following the expiration or termination of this Agreement in its entirety. Upon the termination or expiration of this Agreement and any applicable transition or wind-down period, or at any time upon the reasonable request of [***], [***] shall return (or destroy if so directed by [***]) all [***] in its/their possession subject only to any limitations on the return or destruction of [***] or [***] as provided under this Agreement or Applicable Law. Any [***] or [***] separately maintained in an electronic format shall be returned to [***] in an industry standard and secure format or, at the option of [***], as is possible, deleted and removed from all computers, electronic databases and other media. Compliance by [***] with this Section shall be certified in writing by an appropriate officer of [***] within [***] of the end of the Term or the wind-down period, whichever is later, which certification shall include a statement that no [***] or [***] has been retained except as described in this Section 14.
14.4    Exceptions and Additional Obligations. Without waiving any of its rights under Sections 11, 13, 14.2 and 14.3, [***] may retain and use: (a) [***]; and (b) [***]. For the avoidance of doubt, [***] is not required to change its hard-coded underwriting, other models, automated backups, [***] Systems or records that may contain Customer Information, [***] or [***] added/embedded into them, but it has no right to use any such information independently or separate from such models. Without limiting anything set forth in this Section 14, to the extent [***] does not have access to Customer Information, [***] or [***] directly, during the term of Agreement or post-termination of the Agreement, [***] shall provide all such Customer Information (excluding GLBA NPI, except as permitted under Applicable Law), [***] to [***] in accordance with Applicable Law and [***] privacy policy. Notwithstanding the limitations and rights set forth in this Section 14, and only as expressly stated herein and as expressly agreed to by the Parties, the Parties commit to support, and will work in good faith to (a) enable growth initiatives designed to enhance the consumer brand and consumer experience of each of Shopify and Affirm, respectively; (b) optimize the Customer’s onboarding and user experience for the Financial Product and, upon the Customer Engagement Effective Date, permit Customers to access the Customer Engagement Functionality in accordance with Section 4.11; and (c) optimize the Customer’s onboarding and user experience for any other installments products the Parties mutually agree to launch consistent with Section 36.
15.    Affirm Data Security.
15.1    Security Plan. Affirm shall establish and maintain appropriate administrative, technical and physical safeguards designed to (i) protect the security, confidentiality and integrity of the Protected Information in the possession or control of Affirm or its Personnel; (ii) ensure against any anticipated threats or hazards to its security and integrity; (iii) protect against unauthorized access to or use of such Protected Information or associated records which could result in substantial harm or inconvenience to any Customer or applicant; and (iv) ensure the proper disposal of Protected Information (collectively, the “Security Program”). At all times during the Term, and during any wind-down or transition period, (x) Affirm shall use the same degree of care in protecting the Protected Information against unauthorized disclosure as it accords to its other confidential customer or consumer information, but in no event less than a reasonable standard of care, and (y) the Security Program shall be in compliance with all information and data security requirements promulgated by the Applicable Law. Upon request, Affirm shall provide Shopify a copy of its Security Program. Any material change to the Security Program by Affirm, which change would cause Affirm to not be in compliance with this Section 15.1, shall be approved in advance by Shopify.
15.2    Security Measures. Affirm shall also comply with the security measures in Exhibit E to the Agreement (the “Security Measures”) applicable to the Program or Affirm’s obligations and undertakings under this Agreement. Shopify and Affirm may amend and update the Security Measures and Data Protection Agreement from time to time upon written amendment, provided such updates may be no more onerous than those required by the then prevailing good industry practices and changes in Applicable Law. Affirm shall review any such amendments and updates and will use reasonable commercial efforts to adjust its security practices to comply with any such amendment and updates within [***] if feasible or as soon as practicable in the event [***] is not feasible following Affirm’s receipt of such amendments and updates from Shopify. Notwithstanding the foregoing, if Affirm fails to adjust its security practices to comply with any such amendment or updates within [***] or the time period mutually agreed upon by the Parties in writing if [***] is not feasible, then Shopify may terminate this Agreement.
15.3    Access. Affirm shall ensure its Personnel, when working with or accessing Shopify’s Systems, comply at all times with all applicable instructions, policies and procedures provided by Shopify to Affirm or Affirm’s Personnel from time to time, including safety and security policies and procedures and information security policies and procedures. Affirm will execute, and ensure each of its Personnel execute, all applicable documents generally required by Shopify for access to Shopify’s Systems. Affirm will not: (i) alter or disable any hardware or software security programs residing on Shopify’s hardware, networks, computing environments or systems; (ii) allow unauthorized traffic to pass into Shopify’s networks, computing environments or systems; or (iii) resell or assign Shopify’s Confidential Information or access to Shopify’s Systems to another entity or person. If Affirm or Affirm’s Personnel allow unauthorized access to, or traffic to (as applicable) Shopify’s systems, Shopify may immediately terminate Affirm’s access to Shopify’s Systems.
15.4    Network Connections. If a network connection is established between Shopify Systems and the computing environment(s) used by Affirm or Affirm Personnel in connection with this Agreement or the Program, Affirm agrees, for itself and all Affirm Personnel, to maintain an alert status regarding the security of such computing environments, including all vulnerabilities and security patches or corrective actions, by subscribing to an industry recognized service. Affirm understands that, should a Shopify review reveal any non-compliance with the Security Measures, Shopify may, in addition to other remedies it may have, remove access by Affirm Personnel to Shopify Systems until Affirm Personnel satisfactorily comply with the Security Measures.
15.5    Data Security Compliance. Affirm will permit Shopify to review Affirm’s documents and records confirming its compliance with this Section 15 (Affirm Data Security) and provide Shopify with the relevant portions of audits and system test results acquired by Affirm in relation to the data security policies and procedures designed to meet the requirements of this Section 15 (Affirm Data Security). Affirm shall submit to [***] assessments of Affirm’s security policies, standards and practices by Shopify, make reasonable efforts to resolve deficiencies noted as a result of these assessments in a manner commensurate to the risk those deficiencies represent and promptly notify Shopify of any material changes to Affirm’s security policies, standards and practices. Affirm shall also comply with the data protection agreement set forth in Exhibit E (the “Data Protection Agreement”), which may be amended from time to time by Shopify, subject to Section 15.2. In the event of a conflict or contradiction between this Section 15 (Affirm Data Security) and the Data Protection Agreement, the Data Protection Agreement will take precedence over Section 15 (Affirm Data Security) to the extent necessary (subject to the provisions set forth in Section 15.2 relating to updates and amendments).
15.6    Security Breach
15.6.1.    If Affirm maintains, processes or otherwise is permitted access to Protected Information, Affirm will maintain and, upon request, produce copies of incident response policies and procedures and evidence of incident response testing conducted within the last year. Notwithstanding the foregoing, initial evidence of incident response testing will be provided as soon as possible after the execution of this Agreement.
15.6.2.    In the event Affirm suffers or learns of any actual Security Breach (including any unauthorized acquisition, accessing, use, alteration, disclosure, compromise or loss of any Protected Information or Merchant Information), then, as soon as practicable but within no more than [***] (except that notice to Shopify may be delayed if required by law enforcement or other Regulatory Authority), Affirm will notify its primary Shopify contact and provide an estimate of the Security Breach’s effect on Shopify. Affirm will diligently investigate the cause of the Security Breach and promptly create and enact a corrective action plan to prevent future breaches.
15.6.3.    In the case of a Security Breach involving Protected Information, Affirm will cooperate fully with Shopify to correct any Security Breach and notify each Customer as to the facts and circumstances of the breach of the Customer’s particular information. Affirm agrees not to notify any

Regulatory Authority, nor any Customer, on behalf of Shopify unless Shopify specifically requests Affirm to provide such notification (such notification to be in a form approved by Shopify in writing). If Affirm reasonably determines that Regulatory Authority or Customer notification is required by it under Applicable Law, then Affirm must provide Shopify prior notice, and if Shopify disagrees, Shopify and Affirm will then negotiate in good faith to make a final determination regarding what action, if any, is to be taken. To the extent requested by Shopify, Affirm will cooperate fully with all Regulatory Authorities investigating a Security Breach and any known or suspected criminal activity. Affirm shall be responsible for all Security Breach Costs associated with its Security Breach.
15.6.4.    In the event of a Security Complaint directed at Affirm, then, as soon as practicable but within no more than [***] days, Affirm will notify its primary Shopify contact and the Parties shall promptly work in good faith to determine the appropriate actions to be taken in connection with such Security Complaint.
16.    Shopify Data Security Section 15.1 (Security Plan) of the Agreement applies equally to Shopify, mutatis mutandis. Sections 15.2 (Security Measures), Section 15.3 (Access), 15.4 (Network Connections), 15.5 (Data Security Compliance), and 15.6 (Security Breach) apply equally to Shopify, mutatis mutandis, provided that such sections shall apply to Shopify only (i) to the extent required by Regulatory Authority or (ii) in relation to the SHOP Portal, SHOP App or GLBA NPI.
17.    Indemnification
17.1    Affirm Indemnification. Subject to the provisions of Section 18 (Exclusion of Damages and Limitation of Liability), Affirm will defend, indemnify and hold harmless Shopify and its Affiliates, and the employees, agents, service providers, representatives, officers and directors of Shopify and its Affiliates (each, a “Shopify Indemnified Party”) against all third party claims, damages, liabilities, assessments, losses, costs and expenses (“Losses”) of the Shopify Indemnified Party (including reasonable attorney’s fees) to the extent the Losses arise out of, are in connection with, or relate to: (i) Affirm’s breach of Applicable Law; (ii) Affirm’s breach of any representation, warranty, obligation or covenant under this Agreement; (iii) Affirm’s gross negligence or willful misconduct; (iv) any third-party claim that Affirm’s products or services infringe the Intellectual Property Rights of a third party; (v) Affirm’s material breach of the Data Protection Agreement or any Security Breach to Affirm Systems; (vi) any claims brought by an employee, personnel, agent, consultant or vendor of Affirm; (vii) any claims or actions by a Customer or Merchant related to the Financial Product or any obligation of Affirm under this Agreement; (viii) any claims by a Merchant for which Affirm is liable pursuant to the terms of this Agreement or (ix) a Regulatory Authority fining or penalizing Shopify as a direct result of Affirm’s violation of law with respect to the Program and Financial Product (collectively, the “Affirm Covered Claims”). Notwithstanding the foregoing, it is agreed that any claims that the Affirm Materials, Affirm Systems or the Financial Product, as modified under the Program or in combination with any other Shopify products or services, infringe the intellectual property or other rights of a third party do not constitute Affirm Covered Claims. For the avoidance of doubt, Affirm will have no indemnification obligation to any Shopify Indemnified Party for any Losses pursuant to this Section 17.1 to the extent such Losses arise out of (A) an act of fraud, embezzlement or criminal activity by such Shopify Indemnified Party, (B) the gross negligence, willful misconduct or bad faith by such Shopify Indemnified Party, (C) the failure of such Shopify Indemnified Party to materially comply with, or to perform its obligations under, this Agreement, or (D) violations of Applicable Law by a Shopify Indemnified Party.
17.2    Shopify Indemnification. Subject to the provisions of Section 18 (Exclusion of Damages and Limitation of Liability), Shopify will defend, indemnify and hold harmless Affirm and its

Affiliates, and the employees, officers and directors of Affirm and its Affiliates (each, an “Affirm Indemnified Party”) against all third party Losses of the Affirm Indemnified Party (including reasonable attorney’s fees) to the extent the Losses arise out of, are in connection with, or relate to: (i) Shopify’s breach of Applicable Law; (ii) Shopify’s breach of any representation, warranty, obligation or covenant under this Agreement; (iii) Shopify’s gross negligence or willful misconduct; (iv) a Security Breach to Shopify Systems impacting the SHOP Portal, SHOP App or GLBA NPI; (v) any claims, other those claiming a violation of Intellectual Property Rights, by a Customer or a Merchant relating to the Platform or the SHOP App; (vi) Merchant claims for which Shopify is liable pursuant to the terms of this Agreement; or (vii) a Regulatory Authority fining or penalizing Affirm as a direct result of Shopify’s violation of the law in rendering its performance with respect to the Program and Financial Product, [***] (collectively, the “Shopify Covered Claims,” and together with the Affirm Covered Claims, the “Claims”). Notwithstanding the foregoing, it is agreed that any claims that the SHOP App, as modified under the Program or in combination with any other Affirm products or services, infringe the intellectual property or other rights of a third party do not constitute Shopify Covered Claims. For the avoidance of doubt, Shopify will have no indemnification obligation to any Affirm Indemnified Party for any Losses pursuant to this Section 17.2 to the extent such Losses arise out of (A) an act of fraud, embezzlement or criminal activity by such Affirm Indemnified Party, (B) the gross negligence, willful misconduct or bad faith by such Affirm Indemnified Party, (C) the failure of such Affirm Indemnified Party to comply with, or to perform its obligations under, this Agreement, or (D) violations of Applicable Law by a Affirm Indemnified Party; [***].
17.3    Indemnification Procedure. If any Claim is commenced with respect to which an indemnified party is entitled to indemnification under this Section, the applicable indemnified party will provide notice thereof to the indemnifying party. The indemnifying party will be entitled, if it so elects in a notice promptly delivered to the indemnified party, to immediately take control of the defense, settlement and investigation of the Claim and to engage attorneys reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party’s sole cost. The indemnified party will cooperate in all reasonable respects, at the indemnifying party’s cost and request, in the investigation, trial and defense of such Claim and any appeal arising therefrom. The indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to a Claim without the indemnified party’s prior written consent, which consent shall not unreasonably be withheld. The indemnified party may also, at its own cost, participate through its attorneys or otherwise in such investigation, trial and defense of any Claim and related appeals. If the indemnifying party does not timely assume full control over the defense of a Claim as provided in this Section 17.3 (Indemnification Procedure), the indemnified party will have the right to defend the Claim in such manner as it may deem appropriate, at the reasonable cost and expense of the indemnifying party.
17.4    Additional Terms for Intellectual Property Indemnification. If any Materials, the Program, or any part thereof, or any services in each case that are provided by a Party under this Agreement, becomes, or in the providing Party’s reasonable opinion may become, the subject of any claim, suit or proceeding for infringement of any Intellectual Property Rights, or are held or otherwise determined to infringe any Intellectual Property Rights, the providing Party may, at its option and sole expense: (i) secure for the other Party the right to continue using the affected Materials, Program or services; (ii) replace or modify the affected Materials, Program or services so as to make such Materials, Program or services non-infringing without degrading the performance or utility thereof; or (iii) modify the affected Materials, Program or services to make it non-infringing without materially reducing the Program’s functionality or performance; or, if (i) - (iii) are not commercially feasible, then the providing Party may cease providing or making available the affected Materials, Program or services to the other Party and, in such case, such other Party may elect to terminate the Agreement without cause. The rights and obligations set forth in this Section 17 are the providing Party’s sole obligations and liability, and the other Party’s exclusive remedies, with respect to any Losses arising out of or related to any infringement of any Intellectual Property Rights of a third party.
18.    Exclusion of Damages and Limitation of Liability.
18.1    EXCEPT FOR A PARTY’S CONFIDENTIALITY OBLIGATION HEREUNDER OR OBLIGATION TO MAKE PAYMENT TO THE OTHER PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER, IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS OR LOSS OF GOODWILL, WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT, PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE.
18.2    The cumulative aggregate liability of either Party for all losses, claims, suits, controversies, breaches or damages of any manner whatsoever and for any cause whatsoever, including indemnification, and regardless of the form or action or legal theory (collectively, “Losses”), shall be limited to the actual direct Losses that are incurred by such other Party and shall not exceed [***] (the “Liability Cap”); provided, no Party will be entitled to duplicative remedies or duplicative recovery for the same act, omission, breach of contract, or other cause of action; provided, further that, notwithstanding anything in the Agreement to the contrary, the Liability Cap shall not apply to the following (and amounts owed thereunder shall not be taken into account for purposes of calculating the Liability Cap):
18.2.1.    Ordinary course payments owed by one Party to the other Party pursuant to this Agreement;
18.2.2.    Breach of confidentiality obligations under Section 13 (Confidential Information);
18.2.3.    Affirm’s indemnification obligations under Section 17.1(i) (Breach of Applicable Law); Section 17.1(iii) (Gross Negligence or Willful Misconduct); Sections 17.1(iv) (Intellectual Property Infringement) and 17.4 (Additional Terms for Intellectual Property Indemnification); [***].
18.2.4.    Shopify’s indemnification obligations under Section 10.3 (Taxes); Section 17.2 (i) (Breach of Applicable Law); Section 17.2(iii) (Gross Negligence or Willful Misconduct); [***].
18.3    THE REMEDIES SPECIFIED IN THIS AGREEMENT ARE CUMULATIVE AND IN ADDITION TO ANY REMEDIES AVAILABLE AT LAW OR IN EQUITY.
19.    Disaster Recovery and Business Continuity.
19.1    At all times during the Term and for so long as this Agreement remains in effect, each Party shall prepare and maintain disaster recovery, business resumption and contingency plans appropriate for the nature and scope of the activities of and the obligations to be performed by such Party hereunder. The Party shall ensure that such plans comply with Applicable Law and are sufficient to enable it to promptly resume the performance of its obligations hereunder in the event of a natural disaster, destruction of facilities or operations, utility or communication failures or similar interruption in operations and shall ensure that all material records, including, but not limited to, Protected Information, are backed up in a manner sufficient to survive any disaster or business interruption. These plans shall ensure that such resumption takes place no later than [***] after the interruption. Upon written request, each Party shall make available to the other Party summaries of relevant disaster recovery, business resumption and contingency plans. Any changes to the disaster recovery, business resumption, or contingency plans must comply with the terms herein. Further, any changes to the policies, taken collectively as a whole, must be no less protective than the policies it has in place on the Effective Date.
19.2    If a Party suffers a disruption, disaster or failure and implements the disaster recovery, business resumption and contingency plans in relation to the Program, the affected Party will promptly notify the other Party.
20.    Insurance.
20.1    Required Insurance. Without limiting Affirm’s liability to Shopify, Affirm, at its sole cost and expense, will maintain adequate insurance coverage to protect Shopify from any losses or claims that may arise out of the Program or performance of its services hereunder during the Term. Such coverage will include:
20.1.1.    workers’ compensation (statutory limits) and employer’s liability insurance $[***] limits to the extent required by the laws of the state(s) in which the Services are performed;
20.1.2.    commercial general liability and property damage insurance with combined bodily injury and property damage limits of at least $[***] combined single limit for bodily injury, death, property damage, including personal injury, and products and completed operations coverage, including Shopify as an additional insured;
20.1.3.    fidelity bonding of at least $[***] for claims based upon and damages arising out of or relating to such Party’s employees’ fraudulent or dishonest acts;
20.1.4.    errors and omissions insurance or comparable coverage of at least $[***] for claims based and damages arising out of or relating to negligence, omissions or errors of Affirm; and
20.1.5.    directors and officers insurance coverage of at least $[***] for claims based and damages arising out of or relating to actual or alleged wrongful acts of any executive of Affirm;
20.1.6.    network security and privacy liability insurance with a minimum of $[***] per claim/ $[***] aggregate covering described services contained within the Agreement to include, but not be limited to, business interruption, data recovery, hardware replacement at $[***], incident responses, data breach, security and privacy violations, third-party liability, crisis management costs, which include Customers notification expenses and credit monitoring.
20.2    Shopify Insurance. Shopify will maintain adequate insurance coverage to protect Affirm from any losses or claims that may arise out of the Program or its performance hereunder during the Term. Such insurance shall be commensurate with the risk posed by the services provided by Shopify under this Agreement.
20.3    Insurance Ratings. All the insurance policies required to be obtained pursuant to this Agreement will be with companies rated an A.M. Best Financial Strength Rating of A- or better. The foregoing requirements as to the types and limits of insurance coverage to be maintained by a Party and any approval or waiver of said insurance by the other Party are not intended to and will not in any manner limit or qualify the liabilities and obligations otherwise assumed by the first Party pursuant to this

Agreement, including the provisions concerning the indemnification obligations of the first Party. The general liability policy will be primary and noncontributory to any insurance or self-insurance maintained by the other Party (required for commercial general liability only).
20.4    Certificates of Insurance. Upon the request of a Party, the other Party will deliver certificates of insurance for the applicable policies to the first Party.
20.5    Cancellation or Lapse of Insurance. Each Party will give the other Party 30 days’ prior written notice of cancellation of any insurance listed in this Agreement, except that the each Party will give the other Party 10 days’ prior written notice for cancellation for nonpayment of premium, or non-renewal; provided, however, that changes in insurance carriers or providers, so long as the new policy complies with this Agreement, will not require notice to the other Party pursuant to the foregoing.
20.6    Claims Made Coverage. To the extent that any insurance coverage required under this Section is purchased on a “claims-made” basis, such insurance will be continuously maintained until at least [***] beyond the expiration or termination of this Agreement, or the applicable Party will purchase “tail” coverage, effective upon termination of any such policy or such termination or expiration of this Agreement, to provide coverage for at least [***] from the occurrence of either such event.
21.    Records and Reporting.
21.1    Records. Each Party shall retain or cause to be retained, and shall require that all Personnel engaged by such Party to retain or cause to be retained, full and accurate records (in a form capable of satisfying an audit) relating to the Program, including, without limitation, the performance of its obligations under the Agreement and the security of the Party’s information and systems as well as any other records a Regulatory Authority may require from time to time or that the Party is required to maintain under Applicable Law (“Records”). Each Party shall retain copies of the Records the longer of 5 years after the termination or expiration of the Agreement or as otherwise required by Applicable Law. Affirm shall provide to Shopify any Records (that can be reasonably obtained or compiled by Affirm) relating to specific Program metrics or performance data, including but not limited to data or other information in its possession or in the possession of its subcontractors, affiliates or partners, which may be reasonably requested by Shopify. For the avoidance of doubt, Affirm shall not be obligated to provide to Shopify (i) any Records containing Affirm Confidential Information; or (ii) Records that might compromise Affirm Intellectual Property Rights.
21.2    Reporting. Each Party shall deliver to the other Party certain agreed-upon reports, as set forth in the Program Outline. The Parties shall work in good faith to provide additional reports reasonably requested by the other Party for use solely in support of the Program. To the extent either Party reasonably determines that the sharing of any such information does not comply with Applicable Law, then the Parties agree to negotiate in good faith to share such other information that is legally permitted to achieve the anticipated practical benefits intended by the information sharing.
22.    Right to Audit.
22.1    During the Term and no more than [***] unless agreed upon by the Parties or required by or any Regulatory Authority, each Party (the “Audited Party”) agrees that the other Party and/or its authorized representatives and agents (collectively the “Auditing Party”) shall have the right, at any time during normal business hours and upon reasonable prior notice, to inspect, audit and examine all of Audited Party’s Records, personnel, books, accounts, data, reports, papers and computer records relating to the activities contemplated by this Agreement; provided that such audit is conducted utilizing a certified public accountant or other reputable auditing firm selected by the Audited Party (that is reasonably acceptable to the Auditing Party).
22.2    In addition to the obligations set forth under Section 22.1, each Party agrees to cooperate with any examination, inquiry, audit, information request, site visit or the like, which may be required by any Regulatory Authority with audit examination or supervisory authority over any Party under this Agreement, to the fullest extent requested by such Regulatory Authority. Each Party shall also provide to the other Party any information that may be required by any Regulatory Authority in connection with their audit or review of such Party or the Program and shall cooperate with such Regulatory Authority in connection with any audit or review of such Party or the Program. All rights under this Section 22.2 are subject to the Party seeking to exercise rights hereunder providing the other Party reasonable prior notice and complying with reasonable requests by and conditions of such other Party related to access to facilities and records (including on-site security requirements) and to audit scope and timing.
22.3    Affirm shall prepare a written response to Shopify (a “Response to Audit Letter”) to all criticisms, recommendations, deficiencies and violations of Applicable Law identified in reviews conducted by Shopify or any Regulatory Authority (“Audit Findings”). The Response to Audit Letter shall be delivered to Shopify within [***] of Affirm’s receipt of such Audit Findings, unless directed otherwise by a Regulatory Authority. The Response to Audit Letter shall include, at a minimum, a detailed discussion of the following: the planned corrective action to address the Audit Findings (“Audit Corrective Action Plan”); employee(s) of Affirm tasked to remedy the Audit Findings; remedial actions proposed to be directed to current or past Customers negatively impacted by the Audit Findings (provided no such action shall be taken without express written approval from Shopify); steps to be taken to prevent any recurrence of the Audit Findings; a specific timeframe, not to exceed [***] unless otherwise approved by Shopify in advance, to implement the Audit Corrective Action Plan (“Corrective Action Plan Deadline”); documentation evidencing that the Audit Corrective Action Plan has been implemented; if additional time is needed to implement the Audit Corrective Action Plan or deviations from the Audit Corrective Action Plan are necessary, a written request shall be submitted to Shopify detailing the extenuating circumstances that necessitate an extension of the Corrective Action Plan Deadline and such extension request shall be subject to the reasonable approval of Shopify; and identification of any Audit Findings disputed by Affirm or where corrective action is not possible or necessary, supported by a detailed explanation of Affirm’s position.
23.    Notices. Unless otherwise noted in the Agreement, all written notices required pursuant to this Agreement will be deemed sufficiently given when personally delivered or 3 business days after being mailed via certified or first-class U.S. mail or a nationally recognized courier to a Party at its address set forth on the cover signature page of this Agreement or applicable Program Outline, or at such other address as a Party may from time to time specify by written notice to the other Party.
24.    Assignment. Except for an assignment or delegation to an Affiliate of either Party, neither Party will transfer or assign this Agreement without the other Party’s prior written consent, which may not be unreasonably withheld, delayed or conditioned.
25.    Use of Content, Branding and Publicity.
25.1    Neither Party will use the other Party’s or its Affiliates’ names, trademarks, trade names, service marks, logos or other brand marks (including those of its partners and collaborators, collectively, the “Marks”) without prior written approval by an authorized representative of the other Party. Any usage of the Marks of either Party shall be in accordance with the usage guidelines and policies that may be provided by the applicable Party in writing to the other Party from time to time. In addition to any other usage guidelines and policies provided by Shopify in connection with its Marks, Affirm shall also comply with the guidelines available at www.shopify.com/brand-assets (or any replacement or successor URL).
25.2    Each Party will not include the other Party on any client list or make any “case study,” testimonial, press release or other public announcement regarding this Agreement or any activities performed hereunder without the prior written consent of an authorized representative of the other Party. Notwithstanding the foregoing, Shopify will in good faith consider developing with Affirm a case study, sales and marketing content, testimonials, and quotations that could be used by the Parties for marketing purposes.
25.3    If either Party requires the use of the other Party’s Marks in order to fulfill its obligations under this Agreement, the Marks-using Party shall first obtain the Marks-owning Party prior written approval. If the Marks-owning Party provides such approval, then the Marks-owning Party hereby grants to the Marks-using Party a limited, revocable, non-sublicensable, non-transferable, non-exclusive license to use the Marks-owning Party Marks solely for the purposes of fulfilling its obligations under this Agreement and for the term of this Agreement, unless such term is earlier terminated in accordance with the terms of the Agreement. The Marks-using Party acknowledges that the Marks-owning Party Marks and all rights therein belong, as between the Parties, exclusively to the Marks-owning Party and that this Agreement does not confer upon the Marks-using Party any rights, goodwill or other interest in the Marks-owning Party Marks. Any goodwill that derives from the Marks-using Party’s use of the Marks-owning Party Marks will inure to the benefit of the Marks-owning Party.
25.4    Branding. The Program shall be branded in accordance with the branding standards set forth in Exhibit B.
25.5    Public Releases. All media releases, public announcements and public disclosures by Shopify or Affirm or their representatives, employees, partners or agents, relating to this Agreement, the Program or the name or Marks of Shopify or Affirm, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by both Parties in writing prior to the release thereof. Notwithstanding the foregoing, the Parties commit to publicly announcing the Program in a mutually agreed upon fashion.
26.    Force Majeure. If any Party will be unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause will be excused during the continuance of the inability so caused, except that should such inability not be remedied within [***] after the date of such cause, the Party not so affected may at any time after the expiration of such [***] period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party. No Party will be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes that such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event will give prompt notice of such fact to the other Party, followed by written confirmation of notice, and will exercise due diligence to remove such inability with all reasonable dispatch.

27.    Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions will in no way be affected or impaired thereby.
28.    Governing Law. All matters arising out of or related to this Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to its choice-of-law rules. The Parties irrevocably and unconditionally submit to the exclusive personal jurisdiction of the courts of the state of Delaware and irrevocably waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce or interpret any provision of this Agreement. The Parties hereby expressly and irrevocably waive their rights to any other jurisdiction that may apply by virtue of their present or future domiciles or for any other reason. The parties hereby expressly and irrevocably waive their rights to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement.
29.    Interpretation. The headings of Sections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement in any way. This Agreement will not be presumptively construed for or against either Party. Section titles are for convenience only. As used in this Agreement, “will” means the same thing as “shall,” and the words “include,” “includes” and “including,” shall always be construed as if followed by the words “without limitation.”
30.    Modification and Waiver. No modification of this Agreement and no waiver of any breach of this Agreement will be effective unless in writing and signed by an authorized representative of the Party against whom enforcement is sought. No waiver of any breach of this Agreement and no course of dealing between the Parties will be construed as a waiver of any subsequent breach of this Agreement.
31.    Waiver; Consent. Failure by either Party to exercise or enforce any right under this Agreement, no matter how long the same may continue, shall not be deemed a waiver of such right by such Party. No waiver of any provision of, or consent to any breach of, this Agreement shall be deemed a waiver of any other provision of, or consent to any subsequent breach of, this Agreement. A Party’s consent to or approval of an act or omission on any one occasion shall not be deemed a consent to or approval of said act or omission on any subsequent occasion, or a consent to or approval of any other act or omission on the same or any subsequent occasion. To be effective, a Party’s waiver of any right or remedy will be documented in a writing signed by the waiving Party.
32.    No Third-Party Beneficiaries. Nothing in this Agreement will confer any right, remedy or obligation upon anyone other than Shopify, the Shopify Affiliates, Affirm and the Affirm Affiliates.
33.    Counterparts; Electronic Signature. This Agreement may be executed in duplicate counterparts, each of which is deemed an original, and all of which taken together constitute one and the same instrument. For purposes of execution and delivery, each Party may rely upon the electronic (e.g., via e-mail/PDF) signature of the other Party.
34.    Order of Precedence. Unless otherwise specifically mutually agreed to in writing by the Parties, if there is any conflict or inconsistency between these Terms and Conditions or the Program Outline, such conflict or inconsistency will be resolved by giving precedence: (a) first, the Program Outline, and (b) second, to the Terms and Conditions, including its Exhibits.
35.    Non-Solicitation. Unless otherwise expressly permitted under Section 14, during the term of this Agreement and for [***] following termination or expiration of the Agreement, Affirm will not directly solicit any Merchant or Customer for any Affirm financial products or services using Merchant

Information or Customer Information; provided that such prohibition shall not apply to: (a) [***]; (b) [***]; and (c) [***]. Notwithstanding the foregoing, and in addition to the above, [***], respectively. Each Party also agrees that, during the term of the Agreement and for one year following its termination or expiration, it will not seek out or induce any person who is an employee of the other Party to terminate their employment; provided that such prohibition shall not apply to general employment advertising made in the ordinary course of business that is not targeted at a specific individual.
36.    Exclusivity; Additional Products, Services, Geographies. Until the termination of this Agreement, Shopify agrees that Affirm will be its exclusive provider in the United States of the Financial Product (or any substantially similar financial product) and the Program (or any substantially similar program) and, to the extent Parties mutually decide to offer the Financial Product (or any substantially similar financial product) or the Program (or any substantially similar program) in [***], [***]. Shopify further agrees that Affirm will be its exclusive provider in the United States and its territories of interest-bearing loan installment programs, contingent upon the following: (a) such programs are mutually developed and approved; and (b) the negotiation of a mutually acceptable agreement by the Parties for such programs. Subject to the Parties’ mutual agreement, the Parties may [***]. Any exclusivity as to any products or service beyond the Financial Product (or any substantially similar financial product) under the Program and Agreement are contingent on the negotiation of a mutually acceptable agreement by the Parties. The Parties agree that the “Transaction Pricing Terms” in Appendix A of the “Non-Binding Term Sheet for Buyer Installment Program” executed on April 3, 2020 shall apply to clause (a) above and shall be incorporated into the Program Outline for clause (a) as applicable. Shopify also agrees that it will explore in good faith the possibility of [***]. Affirm agrees it will use reasonable efforts to build new products and features as requested by Shopify. [***].
37.    Non-Exclusive. Except as specifically set forth in Section 36 (Exclusivity; Additional Products, Services, Geographies), above, each Party acknowledges and agrees that the rights granted to and obligations due to the other Party in this Agreement are intended to be non-exclusive, and therefore that nothing in this Agreement will be deemed or construed to prohibit either Party from engaging in or participating itself or with one or more third parties in business arrangements similar to or competitive with those described herein.
38.    Subcontractors. Each Party may use subcontractors in the performance of its obligations under the Program, provided that each Party shall be fully responsible for the acts and omissions of its subcontractors, including its subcontractors’ compliance with the terms of the Agreement and all applicable laws. Upon reasonable request, each Party will provide the other Party with a list of critical subcontractors used by such Party in support of the Program.
39.    Warrant Agreement. At the time of execution of this Agreement, the Parties shall enter into the Warrant Agreement.
40.    Entire Agreement. This Agreement, including any attached exhibits, schedules, appendices, and addenda, constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof.

Exhibit C-1
FIRST PROGRAM OUTLINE
Low AOV

1.    Program Description. The Program will be offered only in the United States, and (at the option of Affirm with Shopify consent) [***]. The Financial Product associated with the Program (“First Product”) shall be a closed-end installment loan product that will bear an interest rate of [***]%, will have no Customer fees of any kind (including late fees), and will have a repayment term of either (i) [***] biweekly (every other week) payments if a partial payment is made by a Customer at the time of purchase; or (ii) [***] biweekly (every other week) payments if a partial payment is not made by a Customer at the time of purchase. The First Product may be utilized only for orders that are not less than $[***] USD and not greater than $[***] USD, unless otherwise approved by Affirm in its sole discretion.
2.    Product Construct. For purposes of the First Product only, and regardless of any provisions to the contrary in the Agreement, the Parties have agreed to the following “Product Construct”:
(a)    Once Affirm has finalized Customer Agreements, Shopify shall [***] and render as a payment option for Customers within Shop Pay [***] to be called a mutually agreed upon Program name. In the event a Customer selects the Program option to pay for goods or services, it shall be directed [***] for the [***]. Shopify is responsible to [***] and to [***]. Failure by Shopify to meet its obligation as to the Customer Agreements will subject it to penalties as agreed by the Parties. In addition, Affirm shall have the right to [***].
(b)    With respect to data collection [***], Affirm may [***]. To the extent additional GLBA NPI is needed by Affirm from the Customer to provide the First Product, Affirm shall [***]. [***]. Shopify is also responsible to provide Affirm monthly reporting [***].
(c)    Any Customer electronic mail (“email”) and SMS text communications regarding the terms or repayments of the Financial Product shall be sent [***] from the [***] email address with “Shop Pay” as the sender. As to [***] communications to Customers, [***], (i) welcome messages, (ii) general Program information, (iii) general account creation, (iv) general Shop Pay information (check account, update information, etc.), Shopify [***].
(d)    With respect to the Customer Engagement Functionality, the Parties agree [***]. Shopify is responsible [***]. The Parties agree [***] to optimize the Customer’s user experience for the Financial Product as set forth in Section 14 of the Agreement.
3.    Launch. Shopify will launch the First Product on its Platform in three (3) phases: (i) with between [***] to [***] Eligible Merchants (“Alpha Phase”); (ii) promptly following the Alpha Phase, with between [***] and [***] Eligible Merchants (“Beta Phase”); and (iii) promptly following the Beta Phase, with all Eligible Merchants on its Platform (the “GA Phase”). The Parties will work together in good faith to launch the GA Phase as soon as practicable. Prior to the launch of the First Product with each potential Eligible Merchant, Shopify shall cause such Merchant to enter into a merchant agreement, substantially in the form attached as Exhibit E to the Agreement, between Affirm and such Merchant (each, a “Merchant Agreement”).
4.    Merchant Engagement and Marketing.

(a)    General. With respect to Merchant engagement and marketing, Shopify agrees to: (i) [***]; (ii) to use [***]; (iii) to use [***]; (iv) work with Affirm in good faith to develop a marketing plan for the Program; and (v) work with Affirm in good faith to drive repeat purchases for the program.
(b)    Fall 2021 Limited-Time Promotion.
(i)    [***]
5.    First Product Placement. Shopify [***]. Notwithstanding the preceding sentence, product placement shall ultimately be determined in Shopify’s and its Merchants’ discretion.
6.    Merchant Fees and Payout.
(a)    Merchant Fees. Each Eligible Merchant that makes the First Product available to its customers shall pay fees to Affirm as set forth in the applicable Merchant Agreement and as determined by Shopify. Generally, fees to be paid by an Eligible Merchant to Affirm (“Merchant Fees”) shall equal the sum of (i) a percentage of the [***] amount (including any [***] made by a Customer at the time of purchase) of each sale approved by Affirm and captured by an Eligible Merchant (each, a “Successful Transaction”), plus (ii) [***] per Successful Transaction, in each case, in accordance with the applicable Merchant Agreement. The [***] Merchant Fees that may be offered to a Merchant are set forth on Addendum A to Exhibit C-1 [***].
(b)    Payouts to Eligible Merchants. Affirm and/or its Affiliates shall disburse funds in connection with the Program to each Eligible Merchant in accordance with this Section 6(b) and as stated in the applicable Merchant Agreement. Each Eligible Merchant shall establish and maintain a U.S. depository account in good standing (each, a “Bank Account”) in accordance with the Merchant Agreement. Subject to Affirm’s Risk Approval Process (as applicable), within [***] following a Successful Transaction, Affirm shall provide to the Eligible Merchant a report setting forth all Successful Transactions, and shall also initiate a transfer of Settlement Funds (which shall include the [***] amount of the Successful Transaction, less Merchant Fees as applicable, refunds and any items held in suspense as dispute items, as further defined in each Merchant Agreement) for all Successful Transactions to the Eligible Merchant’s Bank Account in accordance with the Merchant Agreement (each, a “Payout”). Eligible Merchants shall receive [***] settlements (aggregated to the extent possible) from Affirm and its Affiliates with respect to all Successful Transactions occurring on [***]. Any amounts due from Merchants to Affirm in accordance with the Merchant Agreements shall be deducted by Affirm from Payouts to the Eligible Merchant’s Bank Account. [***]
7.    Shopify Fees and Payout.
(a)    Shopify Fees. With respect to each Successful Transaction, Affirm shall pay to Shopify a fee (“Shopify Fee”) equal to (i) the [***] amount of such Successful Transaction multiplied by (ii) the applicable [***] (based on the tier of Merchant Fee paid by the Merchant in connection with such Successful Transaction) set forth under column “Y1” (for Alpha Phase, Beta Phase and the first year following the launch of the GA Phase) or “Y2&Y3” (for the second and third years following the launch of the GA Phase or such other years during the Term as the Parties may mutually agree) on Addendum A to Exhibit C-1. With respect to each Merchant, the Shopify Fee shall not be duplicative of any commissions, revenue sharing or other fees due from Affirm to Shopify under any other agreements.
(b)    Payouts to Shopify. No later than [***] business days following the end of [***], Affirm shall transfer, in U.S. dollars via wire transfer or ACH, to Shopify’s U.S. bank account (the “Shopify

Account”) the aggregate amount of Shopify Fees due for such calendar month. [***]. Affirm shall also provide Shopify with a statement accompanying each payment, detailing the amount of the Shopify Fees due to Shopify for the applicable month, [***] as to be mutually agreed by Parties, in sufficient detail to permit Shopify to validate the amount of such payment. To validate revenue earned by Shopify on a monthly basis, payouts to Shopify shall be accompanied by a report that contains total [***].
8.    Customer Installment Program Delay. The Parties will use reasonable efforts to launch the Alpha phase of the First Product no later than July 15, 2020. Any delay in the launch date caused solely by Affirm will require Affirm to pay Shopify a one-time, lump sum launch penalty as follows:

Delay Penalty	Payment (non-cumulative)
[***] weeks	$[***]
[***] weeks	$[***]
[***] weeks	$[***]
[***] weeks	$[***]

For the avoidance of doubt, the Parties agree that the Alpha Phase launch date and associated penalty do not require that the Parties launch without a mutually acceptable Agreement. Further, the Alpha Phase launch date and associated penalty do not apply to any launch delays related to product development and features that must be mutually agreed upon in the Agreement and thus, delay the Alpha Phase launch date.
9.    [***]. Upon the Alpha Phase launch date, [***]. Additionally, while each Party retains [***], upon Alpha Phase launch, [***] (the “[***]”). [***], Shopify will [***]. Affirm shall provide Shopify with guidance around existing workflows, processes and requirements; and Shopify [***]. As applicable, [***]. Shopify agrees in good faith to notify Affirm in advance of any material changes to [***] that [***], and to consult with Affirm about such changes. Eligible Merchants are [***]. Eligible Merchants [***] set forth in Affirm’s Risk Approval Process. If Affirm [***], Shopify will promptly (but no later than [***] following [***]) [***]. In addition, Affirm shall have the right to [***].

10.    Affirm Application Programming Interface (“Affirm API”). Affirm shall develop software that allows the Platform to communicate automatically via the Affirm APIs with the Platform for the purpose of initiating Applications and otherwise supporting the First Product, and Affirm will disclose the portion of the Affirm APIs to Shopify necessary for Shopify to allow its Platform to integrate with the Affirm API. The Affirm API and all modifications, enhancements and derivative works thereof, and all documentation and specifications related thereto, shall be deemed Affirm Pre-Existing IP.
11.    [***] Obligations. At such time as [***], [***]: (a) [***]; and (b) [***].
12.    Affirm Resource Commitment. Affirm will dedicate the following resources to develop the First Product for launch in all phases (Alpha Phase, Beta Phase, and GA Phase):

(a)    [***] software developers;
(b)    [***] engineering managers
(c)    [***] product managers
(d)    [***] implementation manager
(e)    [***] program manager
(f)    Dedicated team for ongoing program management and maintenance (engineering, product, marketing, buyer operations, finance, regulatory compliance).
13.    Reports. Affirm shall deliver to Shopify on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***]. Shopify shall deliver to Affirm on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***] report [***]. The form of [***] shall be [***]. On at least a [***] basis, Shopify shall [***]. Shopify further agrees in good faith [***]. Any [***] failures [***] will be discussed by the Strategic Operating Committee.
14.    Program Modifications. To the extent Shopify requests a modification of the First Product that requires development beyond that contemplated by this Agreement, the Parties will review the incremental cost of any such development. If the Parties agree to such modification, the incremental costs will be shared equally between the Parties unless the Parties mutually agreed to a different allocation of costs.
15.    Tests.
(a)    To the extent the Parties agree [***].
Each Party acknowledges that certain internal approvals may be required before such Party can provide written agreement to proceed with a Test. For clarity, for Shopify, director approvals will be required for any Test with an expected volume exceeding $[***]. Any applicable internal approval processes are solely for each Party's internal governance and do not impose any obligation on the other Party to confirm that approvals received under this section comply with any approving Party's internal processes.
(b)    Following the conclusion of a Test, if the Parties desire to more widely deploy the construct from the Test, Parties may agree to amend this Agreement or add an additional Program Outline to reflect the terms of (or substantially similar to those of) the Test.

Exhibit C-2
SECOND PROGRAM OUTLINE
High AOV
1.    Program Description. The Program will be offered only in the United States, and (at the option of Affirm with Shopify consent) its territories. The Financial Product associated with the Program (“High-AOV Product”) shall be a closed-end installment loan product that will bear a [***]% or an interest bearing rate up to [***]% APR, will have no late fees, and will have a repayment term of [***], or as otherwise mutually agreed upon by the Parties. The High-AOV Product may be utilized only for loans that are not less than $[***] USD and not greater than $[***]USD, unless otherwise mutually agreed upon by the Parties. Customers may be dynamically offered personalized payment options for each transaction, which may include [***] First Product payments every two weeks, [***] High-AOV Product payments, or both. Affirm will use one or more state-chartered banks or other FDIC-insured institutions (each, a “Bank”) or Affirm Loan Services, LLC. Notwithstanding Section 5.1 of the Agreement, for purposes of this Second Program Outline, Affirm or its bank partner(s) is responsible for determining and modifying underwriting criteria in its sole discretion in compliance with Applicable Laws.
2.    Product Construct. For purposes of the High-AOV Product only, and regardless of any provisions to the contrary in the Agreement, the Parties have agreed to the following “Product Construct”:
(a)    Once Affirm has finalized Customer Agreements in consultation with Shopify in accordance with Section 5.1 of the Agreement (provided, that Affirm will have sole control and discretion related to any Customer Agreements), Shopify shall generate a final digital product of such Customer Agreements and render as a payment option for Customers within Shop Pay at checkout on the Platform. In the event a Customer selects the Program option to pay for goods or services, it shall be directed to payment details and underwriting, as agreed upon by both parties. Shopify is responsible to render the Customer Agreements as directed by Affirm and to provide Affirm [***] reports to validate that each Customer viewed the required Customer Agreements. Failure by Shopify to meet its obligation as to the Customer Agreements will subject it to penalties as agreed by the Parties. In addition, Affirm shall have the right to refuse to provide the Program to Customers in the event Shopify does not render the Customer Agreements as directed by Affirm.
(b)    With respect to data collection at checkout, Bank and Affirm may use the Customer Information provided to it by Shopify through the SHOP App for purposes of providing or underwriting the High-AOV Product to Customers. To the extent additional GLBA NPI is needed by Affirm from the Customer to provide the High-AOV Product, Affirm shall direct Shopify to render and collect the GLBA NPI and ensure its proper use and storage. Shopify is responsible to render the GLBA NPI request and store/use it as directed by Affirm. Upon request, Shopify will provide Affirm with a report to validate its compliance with Affirm’s directions, such compliance to be subject to validation by Affirm through reporting or audit rights.
(c)    Any Customer electronic mail (“email”) and SMS text communications regarding the terms or repayments of the Financial Product shall be sent by Affirm with mutually agreed upon Shop Pay branding with a link out to the Shop mobile app and from the “[***]” email address with “[***]” as the sender. As to all other communications to Customers, including but not limited to, (i) welcome messages, (ii) general Program information, (iii) general account creation, (iv) general

Shop Pay information (check account, update information, etc.), Shopify is permitted to send such communications itself in consultation with Affirm. For purposes of clarity, SMS messaging will be used by Affirm solely for the purposes of recovery efforts and upcoming payment reminders, unless mutually agreed to by the Parties.
(d)    With respect to the post-purchase user/Customer portal, the Parties agree to have (i) an Affirm embedded link within the SHOP App directing a user to the Affirm user portal and (ii) for users that do not have the SHOP APP, an Affirm hosted webview that shall have the look and feel of the SHOP App user portal. Shopify is responsible for ensuring Affirm’s ability to display the Affirm embedded link within the SHOP App and the Affirm hosted webview on Shopify’s Platform. The Parties agree to work in good faith to move to a fully-hosted API experience (as instructed by Affirm for servicing purposes) to enable the Parties to optimize the Customer’s user experience for the Financial Product as set forth in Section 14 of the Agreement.
3.    Launch. The Parties will launch the High-AOV Product on the Platform in two (2) phases: (1) Alpha Phase: with a certain number of Eligible Merchants to be mutually agreed upon by the Parties (“Alpha Phase”) and launched by the Launch Date, or such other mutually agreed to date; and (2) GA Phase: promptly following the Alpha Phase, (the “GA Phase”). Prior to the launch of the High-AOV Product with each potential Eligible Merchant, Shopify shall cause such Merchant to enter into a Merchant Agreement, or amendment to the existing Eligible Merchant has already entered into a Merchant Agreement with Affirm, which any updates to the Merchant Agreement shall be mutually agreed to by the Parties. After the GA Phase, (A) Shopify agrees to make the High-AOV Product the default Financial Product for all net-new Eligible Merchants and (B) Shopify and Affirm will use commercially reasonable efforts to offer the High-AOV Product as the default Financial Product for all existing Eligible Merchants.
4.    Merchant Engagement, Marketing and Migration.
(a)    With respect to Merchant engagement and marketing, Shopify agrees to: (i) consult with Affirm on its plan for engagement with potential Eligible Merchants; (ii) to use commercially reasonable efforts to launch the High-AOV Product with all potential Eligible Merchants on the Platform during the GA Phase; (iii) to use commercially reasonable efforts to configure the Platform such that all Eligible Merchants will have the option, by default, to offer the Financial Product to Customers; (iv) work with Affirm in good faith to develop a marketing plan for the Program; and (v) work with Affirm in good faith to drive repeat purchases for the program.
(b)    At such time prior to the Target Migration Date, Affirm will use commercially reasonable efforts to migrate to the High AOV Product any High-AOV Migration Eligible Merchant (the “Migration”); provided, that Shopify will maintain existing merchant fees and Financing Programs that a Merchant currently has on a Direct Affirm Integration (“Existing Merchant Fees”), unless otherwise agreed to by the Parties. As it pertains to managing the complexities of merchant financing programs, Affirm will use commercially reasonable efforts to build a programmatic way of sharing merchant financing programs with Shopify. The parties will work in good faith to determine the most optimized way to allow Shopify to receive the necessary merchant financing program information in an automated fashion and to provide all operational support required to implement mutually agreed upon merchant pricing customizations by [***]. Further, Shopify and Affirm will collaborate and work in good faith to maintain or increase the value each Merchant currently receives with the High-AOV Product versus a Direct Affirm Integration. Shopify acknowledges that Affirm’s ability and responsibility to migrate such Merchants is subject to existing contractual restrictions between such Merchants and Affirm, but

Affirm agrees to take all reasonable steps to notify and migrate Merchants to Shopify; provided, that Shopify and Affirm will work in good faith to prevent termination of the Program by Migrated Merchants. Once complete for each Migrated Merchant, Shopify's associated revenue share will be determined by Section 2 “Migrated Merchants” of Addendum A to Exhibit C-2 attached hereto for each Migrated Merchant that signs up for the High AOV Product, subject to the Migrated Merchant Transition Volume described therein. “High-AOV Migration Eligible Merchant” means any Eligible Merchant that, as of a mutually agreed upon date that is prior to the Target Migration Date (not to be less than [***] days before the Target Migration Date), is: (i) on the Shopify platform, (ii) has enabled Shopify Payments and Shop Pay, (iii) utilizing an Affirm product substantially similar to the High AOV Product (the “Direct Affirm Integration”). “Target Migration Date” means [***]; provided that Affirm may extend such date for up to [***]. “Financing Programs” means cart ceilings, cart floors, loan term lengths and Customer APR terms.
(c)    The Parties will work in good faith and take commercially reasonable efforts to achieve the launch timeline as indicated in the Alpha Phase, the GA Phase and the migration of Merchants as referenced in 4(b) above to the High AOV Product.
(d)    For the avoidance of doubt, no Eligible Merchant, High AOV Migration Eligible Merchant or other merchant that is on a Direct Affirm Integration will be required or encouraged to remove the Shopify plugin that enables the Direct Affirm Integration or other Affirm product at any time.
5.    High-AOV Product Placement. Shopify agrees to consult with Affirm on best practices for product placement of the High-AOV Product and to suggest, if applicable, product placement to Eligible Merchants on home page, product page, cart page, and checkout. Notwithstanding the preceding sentence, product placement shall ultimately be determined in Shopify’s and its Merchants’ discretion.
6.    Merchant Fees and Payout.
(a)    Merchant Fees. Each Eligible Merchant that makes the High-AOV Product available to its customers shall pay fees to Affirm as set forth in the applicable Merchant Agreement and as determined by Shopify. Generally, fees to be paid by an Eligible Merchant to Affirm (“Merchant Fees”) shall equal the sum of a percentage of the [***] amount (including any [***] made by a Customer at the time of purchase) of each sale approved by Affirm and captured by an Eligible Merchant (each, a “Successful Transaction”), in each case, in accordance with the applicable Merchant Agreement. The tiers of Merchant Fees that may be offered to a Merchant are set forth in the tables on Addendum A to Exhibit C-2.
(b)    Payouts to Eligible Merchants. Affirm and/or its Affiliates shall disburse funds in connection with the Program to each Eligible Merchant in accordance with this Section 6(b) and as stated in the applicable Merchant Agreement. Each Eligible Merchant shall establish and maintain a U.S. depository account in good standing (each, a “Bank Account”) in accordance with the Merchant Agreement. Subject to Affirm’s Risk Approval Process (as applicable), within [***] business days following a Successful Transaction, Affirm shall provide to the Eligible Merchant a report setting forth all Successful Transactions, and shall also initiate a transfer of Settlement Funds (which shall include the gross amount of the Successful Transaction, less Merchant Fees as applicable, refunds and any items held in suspense as dispute items, as further defined in each Merchant Agreement) for all Successful Transactions to the Eligible Merchant’s Bank Account in accordance with the Merchant Agreement (each, a “Payout”). Eligible Merchants shall receive daily settlements (aggregated to the extent possible) from Affirm and its Affiliates with respect to all Successful Transactions occurring on each business day. Any amounts due from Merchants to Affirm in accordance with the Merchant Agreements shall be deducted by Affirm from Payouts to the Eligible Merchant’s Bank Account. In the event that a Payout results in a negative balance, then Affirm shall debit the Bank Account for the negative amounts owed. If the debit of the Bank Account for the amounts owed fails, Affirm agrees to work with Shopify on agreed-upon logic as to the number of debit attempts and time frame, after which Affirm may then deduct the negative balance amount owed from Shopify Fees and payouts that are more than [***] past due at the end of the applicable month. If Affirm terminates the Merchant Agreement as a result of an Eligible Merchant’s failure to meet the eligibility criteria in Affirm’s Risk Review Process (which means the process by which Affirm reviews, assesses, and analyzes an Eligible Merchant’s risk compared to Affirm’s eligibility criteria, including, without limitation, confirmation that the applicable Eligible Merchant does not violate Affirm’s Prohibited Business Policy) prior to a Payout, Affirm will not be liable for the Eligible Merchant’s loss relating to the sale of its goods or services in violation of the Prohibited Business Policy, provided that Affirm has notified Shopify as soon as practicable but no later than [***] Business Days following the Eligible Merchant’s acceptance of the Merchant Agreement that the Eligible Merchant fails to meet the Affirm Risk Review Process. The Parties agree to work together in good faith to mitigate both Merchant and Customer losses relating to the sale of its goods or services in violation of the Prohibited Business Policy.
7.    Shopify Fees and Payout.
(a)    Shopify Fees. With respect to each Successful Transaction, Affirm shall pay to Shopify a fee (“Shopify Fee”) equal to (i) the [***] amount of such Successful Transaction multiplied by (ii) the applicable [***] (based on the tier of Merchant Fee paid by the Merchant in connection with such Successful Transaction set forth in Addendum A to Exhibit C-2. With respect to each Merchant, the Shopify Fee shall not be duplicative of any commissions, revenue sharing or other fees due from Affirm to Shopify under any other agreements.
(b)    Payouts to Shopify. No later than [***] business days following the end of each [***], Affirm shall transfer, in U.S. dollars via wire transfer or ACH, to Shopify’s U.S. bank account (the “Shopify Account”) the aggregate amount of Shopify Fees due for such calendar month. [***]. Affirm shall also provide Shopify with a statement accompanying each payment, detailing the amount of the Shopify Fees due to Shopify for the applicable month, [***] as to be mutually agreed by Parties, in sufficient detail to permit Shopify to validate the amount of such payment. To validate revenue earned by Shopify on a monthly basis, payouts to Shopify shall be accompanied by a report that contains [***].
(c)    Payment Processing: Beginning [***], Shopify shall pay for Program payments processing in excess of [***]% up to [***]% for the High AOV Product. Shopify and Affirm to work in good faith and partner to optimize repayment methods (debit versus credit and the introduction of ACH).
8.    Customer Installment Program Delay. The Parties will use reasonable efforts to launch the Alpha Phase of the High-AOV Product no later than a date mutually agreed to by the Parties (the “Launch Date”).
9.    Merchant Underwriting and AML/OFAC Screening. Upon the Alpha Phase launch date, Affirm shall be responsible, with Shopify support, for underwriting Merchants. Additionally, while each

Party retains independent OFAC screening compliance obligations, upon Alpha Phase launch, Affirm shall be responsible for administering and maintaining an AML and OFAC compliance program to screen Merchants (“Affirm’s AML/OFAC Screen”). On a date to be mutually agreed upon by the Parties, Shopify will develop, implement and be responsible for its own Merchant underwriting processes and AML compliance, which shall include, without limitation, OFAC, BSA and KYC screening, to determine a Merchant’s eligibility to participate in the Program (“Shopify AML/OFAC Screen”), in addition to any other Affirm screening as required by Applicable Law, or mutually agreed to by the Parties. Shopify AML/OFAC Screen may be performed by a third party on behalf of Shopify, and Shopify will be responsible for such third party’s performance. Affirm shall provide Shopify with guidance around existing workflows, processes and requirements; and Shopify shall perform the Shopify AML/OFC Screen for the Financial Product in accordance with the requirements communicated by Affirm and in accordance with Applicable Law. As applicable, each Party’s AML/OFAC Screen for the Financial Product shall at all times comply with Applicable Law, including, OFAC regulations and guidance. Shopify agrees in good faith to notify Affirm in advance of any material changes to the Shopify AML/OFAC Screen that could have an adverse impact to Customers or AML/OFAC compliance, and to consult with Affirm about such changes. Eligible Merchants are subject to Affirm’s Risk Approval Process until such time that Parties mutually agree otherwise. Eligible Merchants are subject to Affirm’s OFAC Screen and will remain subject to Affirm’s Risk Approval Process as described in the Program Outline. As long as the Parties agree that Affirm is responsible for Merchant AML/OFAC screening, or if certain screening by Affirm is required by Applicable Law, and, in addition to any other rights or remedies that Affirm may have, Affirm shall have the right to immediately suspend its services and/or terminate any agreement between Affirm and an Eligible Merchant in accordance with the terms of that agreement if such Eligible Merchant does not meet Affirm’s eligibility criteria set forth in Affirm’s Risk Approval Process. If Affirm elects to terminate an agreement with an Eligible Merchant in accordance with the terms and conditions of such agreement and notifies Shopify of such intent to terminate, Shopify will promptly (but no later than 24 hours following Affirm’s notification to terminate) notify the Eligible Merchant of such termination in writing (electronic notification acceptable). In addition, Affirm shall have the right to request reporting and a reasonable review of Shopify’s performance of the Shopify AML/OFAC Screen. Upon identifying a material deficiency in the Shopify AML/OFAC Screen, Affirm shall have the right (but not the obligation), to immediately (i) suspend the Program with respect to any Merchants not yet onboarded to the Program as of the date of suspension; and/or (ii) assume responsibility for Merchant underwriting or the Merchant AML/OFAC Program (with costs to be paid by Shopify) if Affirm determines, in good faith and based on the advice of counsel, that Shopify’s actions or failure to act has resulted in (a) a violation of Applicable Law; or (b) material adverse impact to Customers. Shopify shall promptly remedy any material deficiency in the Shopify AML/OFAC Screen. Shopify will in good faith provide Affirm with reasonable advance notice of any significant change in merchant onboarding volume compared with the forecasts provided by Shopify to Affirm in accordance with Section 11 of the Program Outline.
10.    Affirm Application Programming Interface (“Affirm API”). No later than [***], Affirm shall develop software that allows the Platform to communicate automatically via the Affirm APIs with the Platform for the purpose of initiating Applications and otherwise supporting the High-AOV Product, and Affirm will disclose the portion of the Affirm APIs to Shopify necessary for Shopify to allow its Platform to integrate with the Affirm API. The Affirm API and all modifications, enhancements and derivative works thereof, and all documentation and specifications related thereto, shall be deemed Affirm Pre-Existing IP.

11.    Reports. Affirm shall deliver to Shopify on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***]. [***]. Shopify shall deliver to Affirm on a [***] basis, or on such basis as mutually agreed upon by the Parties, a [***] report [***]. On at least a [***] basis, Shopify shall [***]. Shopify further agrees in good faith [***] Any [***] failures [***]will be discussed by the Strategic Operating Committee.
12.    Program Modifications. To the extent Shopify requests a modification of the High-AOV Product that requires development beyond that contemplated by this Agreement, the Parties will review the incremental cost of any such development. If the Parties agree to such modification, the incremental costs will be shared equally between the Parties unless the Parties mutually agreed to a different allocation of costs.
13.    Tests.
(a)    To the extent the Parties agree to [***].
Each Party acknowledges that certain internal approvals may be required before such Party can provide written agreement to proceed with a Test. For clarity, for Shopify, director approvals will be required for any Test with an expected volume exceeding $[***]. Any applicable internal approval processes are solely for each Party's internal governance and do not impose any obligation on the other Party to confirm that approvals received under this section comply with any approving Party's internal processes.
(b)    Following the conclusion of a Test, if the Parties desire to more widely deploy the construct from the Test, Parties may agree to amend this Agreement or add an additional Program Outline to reflect the terms of (or substantially similar to those of) the Test.

EXHIBIT C-3
THIRD PROGRAM OUTLINE
POS Product
1.    Program Description. The Program will be offered only in the United States and its territories further outlined in the Merchant Agreement. The Financial Product associated with the Program (the “POS Product”) shall enable Merchants to offer Buyers a Shopify-native installments solution for in person purchases (the “POS Product”). The POS Product will allow the Merchant to offer all other Financial Products set forth in any other Program Outline, in store.
2.    Product Construct. For purposes of the POS Product only, and in addition to (i) Section 2 of Exhibit C-1 (First Program Outline - Low AOV Product) (as amended, the “Low AOV Program Outline”) and (ii) Section 2 of the Exhibit C-2 (Second Program - High AOV Product) (as amended, the “High AOV Program Outline”), the Parties have agreed to the following as the minimum requirements necessary for the “Product Construct” for the POS Product. To the extent that there are any changes to the POS Product the Parties will mutually agree to such changes (email sufficient).
(a)    Onboarding and Signup.
(b)    [***] Merchant Training. Affirm will create, host, maintain and Shopify will make available to Merchants the minimum training necessary for compliance with all Applicable Laws in connection with the POS Product (“POS Merchant Training”). The POS Merchant Training will be an online module that is easily accessible for Merchants, including their employees. Shopify shall have the right to review the POS Merchant Training for marketing, branding or other purposes and request updates, which Affirm (i) if related to marketing and branding, shall make, unless doing so would violate Applicable Laws or bank partner requirements and (ii) will consider in good faith all other requests.
(c)    Identifiers. With respect to Beta Phase and GA Phase, Shopify will collect and send to Affirm identifiers for retail merchants: (i) store location address (“Store Location Data”) and (ii) any other identifiers agreed to by the Parties. With respect to the Alpha Phase, Beta Phase and GA Phase, Shopify will create a designation to easily identify transactions as either e-commerce or in-store transactions (“Channel Data”).
(d)    Pre-Qualification Support. Shopify will make commercially reasonable efforts to build prequalification for Customers in the Shopify App (“Pre-Qualification”), with specific requirements to be mutually agreed to by the Parties at a time to be mutually agreed to by the Parties. The Parties acknowledge that Pre-Qualification for Customers is not a prerequisite for the Beta Phase or the GA Phase.
3.    Launch. This Program Outline will only be applicable for the Alpha Phase (as defined below). The Parties will enter into an amendment prior to the Beta Phase that will set forth any additional requirements for the Beta Phase and the GA Phase, which will include any additional minimum requirements for the “Product Construct”. The Parties will launch the POS Product on the Platform in three (3) phases: (i) Alpha Phase: with a certain number of Eligible Merchants to be mutually agreed upon by the Parties not to exceed [***] Eligible Merchants or another number of Eligible Merchants as agreed by the Parties (“Alpha Phase”), and launched by the Launch Date or date mutually agreed to by the parties prior to the Beta Phase; (ii) Beta Phase, promptly following the Alpha Phase on a mutually agreed upon date by the Parties with a certain number of Eligible Merchants to be mutually agreed upon by the Parties (the “Beta Phase”); and (iii) GA Phase: promptly following the Beta Phase on a mutually agreed upon date by the Parties (the “GA Phase”). Prior to the launch of the

POS Product with each potential Eligible Merchant, Shopify will notify Merchants that the POS Product is available and provide any updates to the Merchant Agreement to all Merchants as mutually agreed to.
4.    Fraud.
(a)    As a condition to launching the Beta Phase and the GA Phase, at a minimum and in addition to any fraud prevention tools that have been already implemented by Shopify for the Program under all Program Outlines as of the Third Program Agreement Effective Date, (i) the Parties will mutually agree on the fraud prevention tools and (ii) send Affirm the following data information set forth in more detail in Exhibit A to the Agreement (A) Store Location Data and (B) Channel Data, or such other tools or data as otherwise mutually agreed to by the Parties. To the extent that any of the agreed-upon fraud prevention tools are not necessary as directed by Affirm and mutually agreed to by the Parties, then that fraud prevention tool will not apply. If there is a fraud prevention tool that is required by Affirm’s fraud risk process, then Affirm will communicate the necessary tool to Shopify and Shopify will use commercially reasonable efforts to enable it. For the avoidance of doubt, the Parties will not launch the Beta Phase or GA Phase without implementing the mutually agreed to fraud prevention tools required for the Beta Phase and/or GA Phase.
(b)    Affirm and Shopify will track the amount of fraudulent transactions captured via the POS Product by all Merchants using such POS Product (the “Fraudulent Amounts”) for each month period during the Term (the “Monthly Fraud Amount” and each such month period during the Term, the “Fraud Measurement Period”) and the percentage of the Monthly Fraud Amount out of all Affirm Successful Transaction Volume for such applicable Fraud Measurement Period (the “Monthly Fraud Rate”).
(i)    “Affirm Successful Transaction Volume” means the aggregate total United States dollar amount of Successful Transactions that have been captured through the POS Product pursuant to the Third Program Outline, less amounts resulting from Customer refunds and chargebacks.
(ii)    Solely for example purposes, if (A) the Monthly Fraud Amount for January equals $[***] and (B) the Affirm Successful Transaction Volume for January equals $[***], then the Monthly Fraud Rate for January will be [***]%.
(c)    To the extent the Monthly Fraud Rate exceeds [***]% for any month during the Term, the Parties will discuss and negotiate in good faith what additional fraud prevention tools the Parties can enable to reduce Customer fraud.
(d)    If the Monthly Fraud Rate exceeds [***]% for any month during the Term, Affirm or Shopify may elect to suspend the POS Product until mutual agreement to re-launch the POS Product.
5.    Merchant Engagement, Marketing.
(a)    With respect to Merchant engagement and marketing, Shopify agrees to: (i) consult with Affirm on its plan for engagement with potential Eligible Merchants; (ii) to use commercially reasonable efforts to launch the POS Product with all potential Eligible Merchants on the Platform during the GA Phase; (iii) to use commercially reasonable efforts to configure the Platform such that all Eligible Merchants will have the option, by default, to offer the Financial Product to Customer; (iv) work with Affirm in good faith to develop a marketing plan for the Program; and (v) work with Affirm in good faith to drive repeat purchases for the program.
(b)    No Eligible Merchant will be migrated from a direct integration with Affirm to the POS Product; provided, any Eligible Merchant may choose to enable the POS Product at any time.

6.    Merchant Fees and Payout.
(a)    Merchant Fees. During the Alpha Phase, the Beta Phase and GA Phase, each Eligible Merchant that makes the POS Product available shall pay Merchant Fees to Affirm associated with the Financial Product being offered as set forth in Section 1 of Addendum A to Exhibit C-1 of the Low AOV Program Outline and Section 1 of Addendum A to Exhibit C-2 of the High AOV Program Outline, as applicable, and in accordance with their applicable Merchant Agreement (“Merchant Fees”); provided, that if an Eligible Merchant has enabled either Financial Product on its website (an “Existing Merchant”), the Merchant Fees for the POS Product will be the same Merchant Fees that the Existing Merchant currently pays in connection with the Financial Products offered on its website (the “Existing Merchant Fees”). The tiers of Merchant Fees that may be offered to a Merchant are set forth in the tables in the Exhibits in the Program Outline of the applicable Financial Product. For instance, the tiers of Merchant Fees for High AOV are set forth in the High AOV Program.
(b)    Payouts to Eligible Merchants. Affirm and/or its Affiliates shall disburse funds in connection with this Program Outline to each Eligible Merchant in accordance with the disbursement requirements associated with the Financial Product being offered as set forth in the Low AOV Program Outline or the High AOV Program Outline, as applicable, and as stated in the applicable Merchant Agreement. For instance, if a Merchant is offering Low AOV via the POS Product, then the Payouts to Eligible Merchants will be as set forth in the Low AOV Program Outline. Affirm and/or its Affiliates shall disburse funds in connection with the Program to each Eligible Merchant in accordance with this Section 6(b) and as stated in the applicable Merchant Agreement.
7.    Shopify Fees and Payout.
(a)    Shopify Fees. During the Alpha Phase, Beta Phase and the GA Phase, Affirm shall pay to Shopify a fee (“Shopify Fee”) equal to the fee associated with the Financial Product being offered to the applicable Eligible Merchant as set forth in Addendum A to Exhibit C-1 of the Low AOV Program Outline and Section 1 of Addendum A to Exhibit C-2 of the High AOV Program Outline as applicable; provided, that the Shopify Fee in connection with an Existing Merchant will be the applicable Shopify Fee to the Existing Merchant Fees as set forth in Section 1 of Addendum A to Exhibit C-1 of the Low AOV Program Outline and Section 1 of Addendum A to Exhibit C-2 of the High AOV Program Outline. The tiers of Merchant Fees and associated Shopify Fee are set forth in the tables in the Exhibits in the Program Outline of the applicable Financial Product. For instance, the Shopify Fee for the High AOV Product offered via the POS Product, are as set forth in the High AOV Program Outline.
(b)    Payouts to Shopify. Payouts to Shopify shall be as set forth in the applicable Program Outline associated with the Financial Product being offered through the POS Product.
(c)    Payment Processing: Payment processing shall be as set forth in the applicable Program Outline associated with the Financial Product being offered.
8.    Customer Installment Program Delay. The Parties will use reasonable efforts to launch the Alpha Phase of the POS Product no later than a date mutually agreed to by the Parties (the “Launch Date”).
9.    Merchant Underwriting and AML/OFAC Screening. Merchant underwriting and AML/OFAC screening shall be conducted in accordance with the Financial Product being offered as set forth in the Low AOV Program Outline or the High AOV Program Outline, as applicable.
10.    Reports. Affirm shall include a section related to the POS Product in the Reports it delivers to Shopify in accordance with any other Program Outline; provided, that Shopify will provide Affirm with necessary information in order for Affirm to identify transactions completed through the POS

Product. The details necessary for any Reports that are related to the POS Product will be mutually agreed to between the Parties.
11.    Program Modifications. To the extent Shopify requests a modification of the POS Product that requires development beyond that contemplated by this Agreement, the Parties will review the incremental cost of any such development. If the Parties agree to such modification, the incremental costs will be shared equally between the Parties unless the Parties mutually agreed to a different allocation of costs.
12.    Tests.
(a)    To the extent the Parties agree to [***].
Each Party acknowledges that certain internal approvals may be required before such Party can provide written agreement to proceed with a Test. For clarity, for Shopify, director approvals will be required for any Test with an expected volume exceeding $[***]. Any applicable internal approval processes are solely for each Party's internal governance and do not impose any obligation on the other Party to confirm that approvals received under this section comply with any approving Party's internal processes.
(b)    Following the conclusion of a Test, if the Parties desire to more widely deploy the construct from the Test, Parties may agree to amend this Agreement or add an additional Program Outline to reflect the terms of (or substantially similar to those of) the Test